Exhibit 10.9

n I. D 0 0 D 0 0 D 0 D D 0 D Lr Atvtl Dated 2016 Lease between MEPC Milton Park No.1 Limited and MEPC Milton Park No. 2 Limited and Replimune Limited relating to 69 and 70 Innovation Drive Milton Park u ""1 J mmmm II MiltonPark :fi1 BrookStreet des Roche:-' I _.I

PRESCRIBED CLAUSES

LR1. Date of lease	4 April 2016
LR2. Title number(s)	**LR2.1 Landlord's title number(s)** ON130606 **LR2.2 Other title number(s)** BK102078ON122118, ON122717, ON145942, ON146219, ON225380, ON38283, ON72772, ON96949, ON216090
LR3. Parties to this lease	**Landlord** **MEPC MILTON PARK NO. 1 LIMITED** (Company number 5491670) and **MEPC MILTON PARK NO. 2 LIMITED** (Company number 5491806), on behalf of MEPC Milton LP (LP No. LP14504), both of whose registered offices are at Lloyds Chambers 1 Portsoken Street London E1 8HZ **Tenant** **REPLIMUNE LIMITED** (Company number 09496393) whose registered office is at The Magdalen Centre, Oxford Science Park, Robert Robinson Avenue, Oxford OX4 4GA **Other parties** None
LR4. Property	**In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.** 69 and 70 Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RQ shown edged red on the Plan with a net internal floor area of 1,103.0 square metres (11,873 square feet) measured in accordance with the RICS Code of Measuring Practice (sixth edition)
LR5. Prescribed Statements etc.	None
LR6. Term for which the Property is leased	From and including 4 April 2016 To and including 3 April 2026
LR7. Premium	None
LR8. Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions

850K
650K

1

LR9. Rights of acquisition etc.	**LR9.1 Tenant's contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land** None **LR9.2 Tenant's covenant to (or offer to) surrender this lease** None **LR9.3 Landlord's contractual rights to acquire this lease** None
LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	None
LR11. Easements	**LR11.1 Easements granted by this lease for the benefit of the Property** The easements specified in Part I of the First Schedule of this lease **LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property** The easements specified in Part II of the First Schedule of this lease
LR12. Estate rentcharge burdening the Property	None
LR13. Application for standard form of restriction	None
LR14. Declaration of trust where there is more than one person comprising the Tenant	None

2

MOOR DITCH
PEMBROKE LANE
SPINE ROAD
10.0
0.0
10.0
20.0
30.0
Scale = 1 : 500
65
66
67
68
69
70
71
86

NOTES:

1. Site grid reference is SU 488 919.
2. Ordnance Survey Digital Data used with the permission of The Controller of Her Majesty's Stationery Office, © Crown copyright. Glanville Consultants, 62 Foxhall Road, Didcot. OX11 7AD. AL 814229.

N

Rev	Description	Date	Chkd

Glanville
Cornerstone House
62 Foxhall Road, Didcot
Oxon. OX11 7AD
Tel: (01235) 515550 Fax: (01235) 817799
postbox@glanvillegroup.com www.glanvillegroup.com

Client: Milton Park

Project: 69 & 70 MILTON PARK

Title: GROUND FLOOR LEASE PLAN

Project Engineer:	CE	Scale:	1:500 @ A3
Project Director:	CE	Date:	JAN 2011
Status:			

Drawing No. GS8110183/101 Rev P3

c::J c::::::J c:J c:J :::::] ---"] L=:J c:::J c:::J c=:J L-..J L_ J L-' L-J L!L.J L ..:.] L._j L_j 1. Site grid ,....... 11 SU 488 919. 2. o.-.. Surwy Digital Ooto perm-"' dI I\.I \ -•111 the WoJ..ti• Statlonory Offtco. o er... cop)'19hl OX11 71'D. At. 8142211, 1i : \_:_--6--('1--L_--;. 1 cf11 r _, I; J/ I ! 1 ----.1 \ ''(---..._i.-::!1-,OO.R :------:::::::...---- --\',O-J;f}';]-/,' DIT ----s:----- I ( I i! \Lll±· - . :_-----, ; 11 r--:::::,.._, --as I • l u n ;, ;-----, _ / 'I -.' -,r--:::---I -.d,•·......... ,:1 ---. I r-. I· I \ I · • ' ' '-1 1 ro (• . "r--;-•-/,/ --. I ' 37 I' 1 I, . 1 if ' ... . so illlcf'4llian 1 Rlvl I ' iI _,.G,la.n.v-ille •I "'J , i "-"-"---I -""" /; - · Bil Milton Park ( · --------J ---'-, 'I ss-71MILTONPARK -f'l -1 '--' -'1,-'!I, 'I '-:-._-._._,... - .'\ ---.._ 1 --J 1 JAN2011 ". ". "..... - . 1/' ,' --. ',!f · II ! ' :::---.. I/. I ·: , , " I, I i / I \• - -----------.J;:j II (f ! - ! ::, , ! I'J ; I;-........ -. -. -. -,------------....,, I A_r-- //!J I I ;I I I I !,!--. :------47 I It ' I I /;---'-.... I' I I IIII: I I i i I[I 1/'t.J..._._.'.-.....-.-.-.r:.;' ' ' ---_-_-_-, I' / I I '-J ' I ' I ' I I. ·· ...._['"---; -------63. ------r---I ,' I :I , '-· \: \\ !l--,MANOR FARM \\/2A/ Ql'---,I,, :1/ -_l. ------;;;; /.\.,. J < . . I·' 3-.,.A-"- ' - ! ' I - Ij' '"'. ,. --J -'------f..-/1....!.. '::::---..... I / I\ ,f..---------87 ''j,_j I' I:'.;'-?r1I 'II II,....: ,...;,11I:tl,_j --f It'I '' ,I,' ,1,7,:---------,1,:" ' ' -_-_, - II "III'1, - ""--- /f: I _J1 '----'I/i.1_ /t7' _ ..,.__:,.._1_I "'-',........_11...;!....7•......_.'/,i;, \ .......--.......:.., \!u·I/·r----. -' " 'I 1-/ /--/-----,.' """·-((i_' -. I '/-"' ' (I---::-----.' I !::'--------,-- / ---,""'----------;::::: _ -::::----_ !,' - ''!,', '---------------.r------, "'----> I' ---.,._--'------------- ,//'------, ;j/rjt/·c , '--,{;38I ,'•I',I · I',<::-..II <-.---- (-----------j' !-/ _'-----.__/_i ,!/ /!j/ } , },/c;:: .:-''-.-.-. - ·.:.--..:-:-:-.-.-;-:-.-, - -....... ......'.-...-.._'I' :39 }/ ' ;f;()'--...."-'_ -......._....._'" '•..... - · ·------- •......_----....J ,'I, , I ' ' 'I,'I' 7, ·--..--"' '","' llllU. lhe Cantr-"' ... Glan•• Contuttant., 62 FOJihaD Road. Dklcot. t -1 _ - /. r-' ..-,,--- - -< ,_ - \I·,--.'-_CARPARKLEASEPLAN ...,Enuoo-,•Olio : " '" -•CE ....., -9

c 1!1 ---------,_, r! 1!!1 B 0 0 0 D 0 D D 0 0 eeeeee eeeooo •••••• J 1 j l ...1 l _) J

This lease made on the date and between the parties specified in the Prescribed Clauses **Witnesses** as follows:

1 Definitions and Interpretation

In this lease unless the context otherwise requires:

1.1 Definitions

Adjoining Property means any adjoining or neighbouring premises in which the Landlord or a Group Company of the Landlord holds or shall at any time during the Term hold a freehold or leasehold interest;

Base Rate means the base rate from time to time of Barclays Bank PLC or (if not available) such comparable rate of interest as the Landlord shall reasonably require;

Biovex Lease means a lease of the Property dated 7 February 2011 made between (1) MEPC Milton Park No.1 Limited and MEPC Milton Park No. 2 Limited and (2) Biovex Limited (as varied) a copy of which, together with the deed dated 3 October 2002 made between (1) MEPC Milton Park Limited and (2) Biovex Limited, referred to in the Biovex Lease as the "2002 Deed" is annexed;

Break Date means 4 April 2021; 650X

Building means 65-71 Innovation Drive, Milton Park (of which the Property forms part) and shown for the purposes of identification edged blue on the Plan and includes any part of it and any alteration or addition to it or replacement of it;

Building Services means the services provided or procured by the Landlord in relation to the Building as set out in Part III of the Fourth Schedule;

Common Parts means the accesses, lifts and other areas of the Building from time to time designated by the Landlord for common use by the tenants and occupiers of the Building;

Conduit means any existing or future media for the passage of substances or energy and any ancillary apparatus attached to them and any enclosures for them;

Contractual Term means the term specified in the Prescribed Clauses;

Encumbrances means the obligations and encumbrances (if any) specified in Part III of the First Schedule;

Estate means Milton Park, Abingdon, Oxfordshire (of which the Building forms part) and the buildings from time to time standing on it shown on the Plan together with any other adjoining land which is incorporated into Milton Park;

Estate Common Areas means the roads, accesses, landscaped areas, car parks, estate management offices and other areas or amenities on the Estate or outside the Estate but serving or otherwise benefiting the Estate as a whole which are from time to time provided or designated for the common amenity or benefit of the owners or occupiers of the Estate;

Estate Services means the services provided or procured by the Landlord in relation to the Estate as set out in Part II of the Fourth Schedule;

Group Company means a company which is a member of the same group of companies within the meaning of Section 42 of the 1954 Act;

Guarantor means any party to this lease so named in the Prescribed Clauses (which in the case of an individual includes his personal representatives) and any guarantor of the obligations of the Tenant for the time being;

Insurance Commencement Date means 4 April 2016; 650X

Insured Risks means fire, lightning, earthquake, explosion, aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom, riot, civil commotion, malicious damage, storm or tempest, bursting or overflowing of water tanks apparatus or pipes, flood and impact by road vehicles (to the extent that insurance against such risks may ordinarily be arranged with an insurer of good repute), terrorism and such other risks or insurance as may

3

from time to time be reasonably required by the Landlord (subject in all cases to such usual exclusions and limitations as may be imposed by the insurers), and **Insured Risk** means any one of them;

Landlord means the party to this lease so named in the Prescribed Clauses and includes any other person entitled to the immediate reversion to this lease;

Landlord's Surveyor means a suitably qualified person or firm appointed by the Landlord (including an employee of the Landlord or a Group Company) to perform the function of a surveyor for the purposes of this lease;

Lease Particulars means the descriptions and terms in the section headed **Lease Particulars** which form part of this lease insofar as they are not inconsistent with the other provisions of this lease;

Lettable Units means any part of the Building which is let or constructed or adapted for letting from time to time;

Permitted Use means use within Class B1 of the 1987 Order;

Plan means the plan or plans annexed to this lease;

Prescribed Clauses means the descriptions and terms in the section headed **Prescribed Clauses** which form part of this lease;

Principal Rent means:

From and including the Rent Commencement Date to and including 3 December 2016: ONE HUNDRED AND THIRTY NINE THOUSAND FIVE HUNDRED AND SEVEN POUNDS AND SEVENTY FIVE PENCE (£139,507.75) per annum; BSDK

From and including 4 December 2016 to and including the day before the Review Date: TWO HUNDRED AND SEVENTY NINE THOUSAND AND FIFTEEN POUNDS AND FIFTY PENCE (£279,015.50) per annum; BSDK subject to increase in accordance with the Second Schedule;

Property means the property described in the Prescribed Clauses and includes any part of it any alteration or addition to the Property and any fixtures and fittings in or on the Property and includes:-

(i) the floorboards, screed, plaster and other finishes on the floors, walls, columns and ceilings, and all carpets;

(ii) the raised floors and false ceilings (including light fittings) and the voids between the ceilings and false ceilings and the floor slab and the raised floors;

(iii) non-load bearing walls and columns in the Property and one half of the thickness of such walls dividing the Property from other parts of the Building;

(iv) all doors and internal windows and their frames, glass and fitments;

(v) all Conduits, plant and machinery within and solely serving the same;

(vi) all Landlord's fixtures and fittings;

(vii) all alterations and additions;

but excludes:

(i) all structural and external parts of the Building;

(ii) all Conduits, plant and machinery serving other parts of the Building;

Quarter Days means 25 March, 24 June, 29 September and 25 December in every year and **Quarter Day** means any of them;

Rent Commencement Date means 4 April 2016; BSDK

Review Date means 4 April 2021; BSDK

Service Charge means the Service Charge set out in the Fourth Schedule;

4

Service Charge Commencement Date means 4 April 2016; BSDK.

Services means the Estate Services and the Building Services;

Subletting Unit means part of the Property consisting of a self-contained unit suitable for underletting and approved as such by the Landlord;

Tenant means the party to this lease so named in the Prescribed Clauses and includes its successors in title;

Term means the Contractual Term;

This lease means this lease and any document supplemental to it or entered into pursuant to it;

Uninsured Risk means an Insured Risk against which insurance is from time to time unobtainable on normal commercial terms in the London insurance market at reasonable commercial rates for a property equivalent in size, layout, type and location.

VAT means Value Added Tax and any similar tax substituted for it or levied in addition to it;

1954 Act means the Landlord and Tenant Act 1954;

1987 Order means the Town and Country Planning (Use Classes) Order 1987 (as originally made);

1995 Act means the Landlord and Tenant (Covenants) Act 1995;

2003 Order means The Regulatory Reform (Business Tenancies) (England and Wales) Order 2003.

1.2 Interpretation

1.2.1 If the Tenant or the Guarantor is more than one person then their covenants are joint and several;

1.2.2 Any reference to a statute includes any modification extension or re-enactment of it and any orders, regulations, directions, schemes and rules made under it;

1.2.3 Any covenant by the Tenant not to do any act or thing includes an obligation not knowingly to permit or suffer such act or thing to be done;

1.2.4 If the Landlord reserves rights of access or other rights over or in relation to the Property then those rights extend to persons authorised by it;

1.2.5 References to the **act or default of the Tenant** include acts or default or negligence of any undertenant or of anyone at the Property with the Tenant's or any undertenant's permission or sufferance;

1.2.6 The index and Clause headings in this lease are for ease of reference only;

1.2.7 References to the **last year of the Term** shall mean the twelve months ending on the expiration or earlier termination of the Term;

1.2.8 References to **Costs** include all liabilities, claims, demands, proceedings, damages, losses and proper and reasonable costs and expenses;

1.2.9 References to Principal Rent, Current Rent, Indexed Rent and Revised Rent are references to yearly sums.

2 Demise

The Landlord with Full Title Guarantee DEMISES the Property to the Tenant for the Contractual Term TOGETHER WITH the rights set out in Part I of the First Schedule, EXCEPT AND RESERVING as mentioned in Part II of the First Schedule and SUBJECT TO the Encumbrances;

3 Rent

The Tenant will pay by way of rent during the Term or until released pursuant to the 1995 Act without any deduction counterclaim or set off except where required by law:

5

u c D 0 0 Q n 0 0 0 0 3.1 The Principal Rent and any VAT by equal quarterly payments in advance on the Quarter Days to be paid by Direct Debit, Banker's Standing Order or other means as the Landlord reasonably requires, the first payment for the period from and including the Rent Commencement Date to (but excluding) the next Quarter Day to be made on the Rent Commencement Date; The Service Charge and any VAT at the times and in the manner set out in the Fourth Schedule; The following amounts and any VAT: 3.2 3.3 3.3.1 3.3.2 3.3.3 the sums specified in Clauses 4.1 [interest] and 4.2 [outgoings and utilities]; the sums specified in Clause 6.2.1 (insurance]; all Costs incurred by the Landlord as a result of any breach of the Tenant's covenants in this lease. 4 Tenant's covenants The Tenant covenants with the Landlord throughout the Term, or until released pursuant to the 1995 Act, as follows: Interest If the Landlord does not receive any sum due to it within 14 days of the due date to pay on demand interest on such sum at 2 per cent above Base Rate from the due date until payment 4.1 (bot h before and after any judgment), provided this Clause shall not prejudice any other right or remedy for the recovery of such sum; Outgoings and Utilities 4.2 To pay all existing and future rates, taxes, charges, assessments and outgoings in respect of the Property (whether assessed or imposed on the owner or the occupier), except any tax (other than VAT) arising as a result of the receipt by the Landlord of the rents reserved by this lease and any tax arising on any dealing by the Landlord with its reversion to this lease; To pay for all gas, electricity, water, telephone and other utilities used on the Property, and all charges in connection with such utilities and for meters and all standing charges, and a fair and reasonable proportion (or all subject to a fair and reasonably proportionate reimbursement) of any joint charges as determined by the Landlord's Surveyor; 4.2.1 4.2.2 n :.J 4.3 VAT 4.3.1 l_, Any payment or other consideration to be provided to the Landlord is exclusive of VAT, and the Tenant shall in addition pay any VAT chargeable on the date the payment or other consideration is due; Any obligation to reimburse or pay the Landlord's expenditure extends to irrecoverable VAT on that expenditure, and the Tenant shall also reimburse or pay such VAT; 4.3.2 - 4.4 Repair 4.4.1 -l To keep the Property and any Conduits plant and equipment serving only the Property in good and substantial repair and condition (damage by an Uninsured Risk or by any of the Insured Risks excepted save to the extent that insurance moneys are irrecoverable as a result of the act or default of the Tenant); To make good any disrepair for which the Tenant is liable within 2 months after the date of written notice from the Landlord (or sooner if the Landlord reasonably requires); If the Tenant fails to comply with any such notice the Landlord may enter and carry out the work and the cost shall be reimbursed by the Tenant on demand as a debt; To enter into maintenance contracts with reputable contractors for the regular servicing of all plant and equipment serving only the Property; i '. ..J .J 4.4.2 4.4.3 ..... 4.4.4 6 J

LJ D n D D D D 0 0 D D 0 0 ,...i 4.5 Decoration To clean, prepare and paint or treat and generally redecorate all internal parts of the Property in every fifth year and in the last year of the Term; All the work described in Clause 4.5.1 is to be carried out: 4.5.1 4.5.2 (i) in a good and workmanlike manner to the Landlord's reasonable satisfaction; and in colours which (if different from the existing colour) are first approved in writing by the Landlord (approval not to be unreasonably withheld or delayed); (ii) 4.6 Cleaning 4.6.1 4.6.2 To keep the Property clean, tidy and free from rubbish; To clean the inside of windows and any washable surfaces at the Property as often as reasonably necessary; 4.7 Overloading Not to overload the floors, ceilings or structure of the Property or the structure of the Building or any plant machinery or electrical installation serving the Property or the Building; Conduits To keep the Conduits in or serving the Property clear and free from any noxious, harmful or deleterious substance, and to remove any obstruction and repair any damage to the Conduits as soon as reasonably practicable to the Landlord's reasonable satisfaction; User 4.8 4.9 Not to use the Property otherwise than for the Permitted Use; Not to use the Property for any purpose which is: 4.9.1 4.9.2 (i) (ii) noisy, offensive, dangerous, illegal, immoral or an actionable nuisance; or which in the reasonable opinion of the Landlord causes damage or disturbance to the Landlord, or to owners or occupiers of any neighbouring property; or which involves any substance which may be harmful, polluting or contaminating other than in quantities which are normal for and used in connection with the Permitted Use; (iii) 4.10 Signs Not to erect any sign, notice or advertisement which is visible outside the Property without the Landlord's prior written consent; Alterations 11 . l 4.11 Not to make any alterations or additions which: .._. 4.11.1 (i) affect the structure of the Building (including without limitation the roofs and foundations and the principal or load-bearing walls, floors, beams and columns); merge the Property with any adjoining premises; affect the external appearance of the Property; affect the heating air-conditioning and ventilation systems at the Building; rl I' Ll (ii) (iii) (iv) 0 'l :.J Not to make any other alterations or additions to the Property without the Landlord's written consent (which is not to be unreasonably withheld or delayed, but is not required in the case of internal demountable partitioning provided plans showing the extent of such works are deposited with the Landlord promptly on completion of the works); 4.11.2 _,i l J 7

4.12 Preservation of Easements

4.12.1 Not to prejudice the acquisition of any right of light for the benefit of the Property and to preserve all rights of light and other easements enjoyed by the Property;

4.12.2 Promptly to give the Landlord notice if any easement enjoyed by the Property is obstructed, or any new easement affecting the Property is made or attempted;

4.13 Alienation

4.13.1 Not to:

(i) assign, charge, underlet or part with possession of the whole or part only of the Property nor to agree to do so except by an assignment or underletting of the whole of the Property or an underletting of a Subletting Unit permitted by this Clause 4.13;

(ii) share the possession or occupation of the whole or any part of the Property;

(iii) assign, part with or share any of the benefits or burdens of this lease, or any interest derived from it by a virtual assignment or other similar arrangement.

4.13.2 **Assignment**

Not to assign or agree to assign the whole of the Property without the Landlord's written consent (not to be unreasonably withheld or delayed), provided that:

(i) the Landlord may withhold consent in circumstances where in the reasonable opinion of the Landlord

(a) the proposed assignee is not of sufficient financial standing to enable it to comply with the Tenant's covenants in this lease; or

(b) such persons as the Landlord reasonably requires do not act as guarantors for the assignee and do not enter into direct covenants with the Landlord including the provisions set out in the Third Schedule (but referring in paragraph 1.2 to the assignee);

(ii) the Landlord's consent shall in every case be subject to conditions (unless expressly excluded) requiring that:

(a) the assignee covenants with the Landlord to pay the rents and observe and perform the Tenant's covenants in this lease during the residue of the Term, or until released pursuant to the 1995 Act;

(b) the Tenant enters into an authorised guarantee agreement guaranteeing the performance of the Tenant's covenants in this lease by the assignee including the provisions set out in paragraphs 1-5 (inclusive) of the Third Schedule (but omitting paragraph 1.2);

(c) all rent and other payments due under this lease (not the subject of a bona fide dispute) are paid before completion of the assignment;

4.13.3 **Underletting**

Not to underlet or agree to underlet the whole of the Property or a Subletting Unit nor vary the terms of any underlease without the Landlord's written consent (not to be unreasonably withheld or delayed). Any permitted underletting must comply with the following:

(i) the rent payable under the underlease must be:

(a) not less than the rent reasonably obtainable in the open market for the Property or the Subletting Unit without fine or premium;

(b) payable no more than one quarter in advance;

(c) subject to upward only reviews at intervals no less frequent than the rent reviews under this lease;

8

(ii) the undertenant covenants with the Landlord and in the underlease:

(a) to observe and perform the Tenant's covenants in this lease (except for payment of the rents) during the term of the underlease or until released pursuant to the 1995 Act;

(b) not to underlet, share or part with possession or occupation of the whole or any part of the underlet premises, nor to assign or charge part only of the underlet premises;

(c) not to assign the whole of the underlet premises without the Landlord's prior written consent (which shall not be unreasonably withheld or delayed);

(iii) all rents and other payments due under this lease (not the subject of a bona fide dispute) are paid before completion of the underletting;

(iv) Sections 24 to 28 of the 1954 Act must be excluded and before completion of the underletting a certified copy of each of the following documents must be supplied to the Landlord:

(a) the notice served on the proposed undertenant pursuant to section 38A(3)(a) of the 1954 Act; and

(b) the declaration actually made by the proposed undertenant in compliance with the requirements of Schedule 2 of the 2003 Order; and

(c) the proposed form of underlease containing an agreement to exclude the provisions of sections 24 to 28 of the 1954 Act and a reference to both the notice pursuant to section 38A(3)(a) of the 1954 Act and the declaration pursuant to the requirements of Schedule 2 of the 2003 Order as referred to in this clause 4.13.3;

and before completion of the underletting the Tenant must warrant to the Landlord that both the notice pursuant to section 38A(3)(a) of the 1954 Act has been served on the relevant persons as required by the 1954 Act and the appropriate declaration pursuant to the requirements of Schedule 2 of the 2003 Order as referred to in this clause 4.13.3 has been made prior to the date on which the Tenant and the proposed undertenant became contractually bound to enter into the tenancy to which the said notice applies;

(v) in relation to any Subletting Unit the underlease grants such rights as are appropriate for the separate occupation and use of the Subletting Unit, reserves such rights as are appropriate for the separate occupation and use of the remainder of the property let by this lease and to enable the Tenant to comply with its obligations under this lease, and reserves as rent:-

(a) a fair proportion of the cost of insuring the Property and the whole cost of insuring the loss of the principal rent and service charge payable under the underlease; and

(b) a service charge which provides for the undertenant to pay a fair and reasonable proportion of expenditure incurred by the Tenant in relation to the maintenance, repair, renewal, decoration and cleaning of the Property (including without limitation the Conduits, plant and equipment therein) and the provision of services to the Property;

(vi) there shall be no more than two (2) units of occupation at any time (and for this purpose a unit of occupation shall comprise (a) each Subletting Unit which is separately underlet and (b) the residue of the net lettable area of the Property (if any) retained by the Tenant);

(vii) (in the case of an underletting of the whole of the Property) the underlease reserves as rent the Service Charge payable under this lease;

9

IJ D 0 [1 [1 0 D 0 0 0 0 c (viii) (in the case of an underletting of a Subletting Unit) the underlease reserves as rent a fair and reasonable proportion of the Service Charge payable under this lease; 4.13.4 To take all necessary steps and proceedings to remedy any breach of the covenants of the undertenant under the underlease and not to permit any reduction of the rent payable by any undertenant; Group Sharing Notwithstanding Clause 4.13.1 the Tenant may share occupation of the whole or any part of the Property with a Group Company PROVIDED THAT 4.13.5 (a) (b) the relationship of landlord and tenant is not created; and occupation by any Group Company shall cease upon it ceasing to be a Group Company; and the Tenant informs the Landlord in writing before each occupier commences occupation and after it ceases occupation; (c) 4.14 Registration Within 21 days to give to the Landlord's solicitors (or as the Landlord may direct) written notice of any assignment, charge, underlease or other devolution of the Property or a Subletting Unit together with a certified copy of the relevant document and a reasonable registration fee of not less than £50; Statutory Requirements and Notices 4.15 To supply the Landlord with a copy of any notice, order or certificate or proposal for any notice order or certificate affecting or capable of affecting the Property as soon as it is received by or comes to the notice of the Tenant; To comply promptly with all notices served by any public, local or statutory authority, and with the requirements of any present or future statute or European Union law, regulation or directive (whether imposed on the owner or occupier), which affects the Property or its use; At the request of the Landlord, but at the joint cost of the Landlord and the Tenant, to make or join the Landlord in making such objections or representations against or in respect of any such notice, order or certificate as the Landlord may reasonably require provided that the Tenant shall not be required to remediate or treat any contamination or pollution of the Property existing at the date of this Lease. 4.15.1 4.15.2 4.15.3 n .-l 4.16 Planning 4.16.1 Not to apply for or implement any planning permission affecting the Property without first obtaining the Landlord's written consent (not to be unreasonably withheld in cases where the subject matter of the planning permission has been approved by the Landlord pursuant to the other provisions of this lease); If a planning permission is implemented the Tenant shall complete all the works permitted and comply with all the conditions imposed by the permission before the determination of the Term (including any works stipulated to be carried out by a date after the determination of the Term unless the Landlord requires otherwise); II 'i 4.16.2 • l LJ , _j 4.17 Contaminants and Defects To give the Landlord prompt written notice upon becoming aware of the existence of any defect in the Property, or of the existence of any contaminant, pollutant or harmful substance on the Property but not used in the ordinary course of the Tenant's use of the Property; 4.17.1 10 .-l

LJ D D 0 0 D n 0 0 0 0 0 ni....l 4.17.2 If so requested by the Landlord, to remove from the Property or remedy to the Landlord's reasonable satisfaction any such contaminant, pollutant or harmful substance introduced on the Property by or at the request of the Tenant; Entry by Landlord To permit the Landlord at all reasonable times and on reasonable notice (except in emergency) to enter the Property in order to: 4.18 inspect and record the condition of the Property or other parts of the Building or the Adjoining Property; remedy any breach of the Tenant's obligations under this lease; repair, maintain, clean, alter, replace, install, add to or connect up to any Conduits which serve the Building or the Adjoining Property; repair, maintain, alter or rebuild the Building or the Adjoining Property; comply with any of its obligations under this lease; 4.18.1 4.18.2 4.18.3 4.18.4 4.18.5 Provided that the Landlord shall cause as little inconvenience as reasonably practicable in the exercise of such rights and shall promptly make good all physical damage to the Property caused by such entry; Landlord's Costs To pay to the Landlord on demand amounts equal to such Costs as it may properly and reasonably incur: 4.19 in connection with any application for consent made necessary by this lease (including where consent is lawfully refused or the application is withdrawn); incidental to or in reasonable contemplation of the preparation and service of a schedule of dilapidations (whether before or within three (3) months after the end of the Term) or a notice or proceedings under Section 146 or Section 147 of the Law of Property Act 1925 (even if forfeiture is avoided other than by relief granted by the Court); in connection with the enforcement or remedying of any breach of the covenants in this lease on the part of the Tenant and any Guarantor; incidental to or in reasonable contemplation of the preparation and service of any notice under Section 17 of the 1995 Act; 4.19.1 4.19.2 4.19.3 4.19.4 4.20 Yielding up Immediately before the end of the Term: (i) to give up the Property repaired and decorated and otherwise in accordance with the Tenant's covenants in this lease; if the Landlord so requires, to remove all alterations made during the Term or any preceding period of occupation by the Tenant and reinstate the Property as required by the Biovex Lease and as the Landlord shall reasonably direct and to its reasonable satisfaction; to remove all signs, tenant's fixtures and fittings and other goods from the Property (save to the extent that such tenant's fixtures and fittings are not required to be removed under the terms of the Biovex Lease), and make good any damage caused thereby to the Landlord's reasonable satisfaction; to replace any damaged or missing Landlord's fixtures with ones of no less quality and value; to replace all carpets with ones of no less quality and value than those in the Property at the start of the Contractual Term; to give to the Landlord all operating and maintenance manuals together with any health and safety files relating to the Property; I J (ii) , I j (iii) J (iv) (v) (vi) 11

(vii) to provide evidence of satisfactory condition and maintenance of plant and machinery including (without limitation) electrical installation condition reports in respect of all of the electrical circuits and supply equipment in the Property, other condition reports as required under any relevant statute or European Union law, regulation or directive and copies of all service records;

(viii) to return any security cards or passes provided by the Landlord for use by the Tenant and its visitors.

4.21 Encumbrances

To perform and observe the Encumbrances so far as they relate to the Property.

4.22 Roads Etc

Not to obstruct the roads, pavements, footpaths and forecourt areas from time to time on the Estate in any way whatsoever and not to use any part of the forecourts and car parking spaces or other open parts of the Property for the purpose of storage or deposit of any materials, goods, container ships' pallets, refuse, waste scrap or any other material or matter.

4.23 Parking Restrictions

Except as to any right specifically granted in this lease not to permit any vehicles belonging to or calling upon the Tenant to stand on the roads, car parking spaces, forecourts, pavements or footpaths on the Estate.

4.24 Regulations and Common Parts etc

4.24.1 At all times during the Term to observe and perform such regulations (if any) in respect of the Building or the Estate as the Landlord may reasonably think expedient to the proper management of the Building or the Estate and which are notified to the Tenant.

4.24.2 Not to cause any obstruction to the Common Parts or any part of the Building or the Estate.

4.25 Land Registration Provisions

4.25.1 Promptly following the grant of this lease the Tenant shall apply to register this lease at the Land Registry and shall ensure that any requisitions raised by the Land Registry in connection with that application are dealt with promptly and properly and within one month after completion of the registration, the Tenant shall send the Landlord official copies of its title;

4.25.2 Immediately after the end of the Term (and notwithstanding that the Term has ended), the Tenant shall make an application to close the registered title of this lease and shall ensure that any requisitions raised by the Land Registry in connection with that application are dealt with promptly and properly and the Tenant shall keep the Landlord informed of the progress and completion of its application.

5 Landlord's Covenants

5.1 Quiet Enjoyment

The Landlord covenants with the Tenant that, the Tenant may peaceably enjoy the Property during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for it.

5.2 Provision of Services

The Landlord will use its reasonable endeavours to provide or procure the provision of the Services PROVIDED THAT the Landlord shall be entitled to withhold or vary the provision or procurement of such of the Services as the Landlord reasonably considers necessary or appropriate in the interests of good estate management and PROVIDED FURTHER THAT the Landlord will not be in breach of this Clause as a result of any failure or interruption of any of the Services:

12

D 0 n 0 D 0 0 0 0 5.2.1 resulting from circumstances beyond the Landlord's reasonable control, so long as the Landlord uses its reasonable endeavours to remedy the same as soon as reasonably practicable after becoming aware of such circumstances; or to the extent that the Services (or any of them) cannot reasonably be provided as a result of works of inspection, maintenance and repair or other works being carried out at the Property or the Building or the Estate. 5.2.2 6 6.1 Insurance Landlord's insurance covenants The Landlord covenants with the Tenant as follows: To insure the Building (other than tenant's and trade fixtures and fittings) unless the insurance is invalidated in whole or in part by any act or default of the Tenant: 6.1.1 (i) (ii) (iii) (iv) with an insurance office or underwriters of repute; against loss or damage by the Insured Risks; subject to such excesses as may be imposed by the insurers; in the full cost of reinstatement of the Building (in modern form if appropriate) including shoring up, demolition and site clearance, professional fees, VAT and allowance for building cost increases; To insure against loss of the Principal Rent thereon payable or reasonably estimated by the Landlord to be payable under this lease arising from damage to the Property by the Insured Risks for three years or such longer period as the Landlord may reasonably require having regard to the likely period for reinstating the Property; The Landlord will use its reasonable endeavours to procure that the insurer waives its rights of subrogation against the Tenant (so long as such provision is available in the London insurance market) and will procure that a note of the Tenant's interest in the Property is endorsed on the policy (either by general or specific noting); At the request and cost of the Tenant (but not more frequently than once in any twelve month period) to produce summary details of the terms of the insurance under this Clause 6.1; If the Building is destroyed or damaged by an Insured Risk, then, unless payment of the insurance moneys is refused in whole or part because of the act or default of the Tenant, and subject to obtaining all necessary planning and other consents to use the insurance proceeds (except those relating to loss of rent and fees) and any uninsured excess paid by the Tenant under Clause 6.2.4(ii) in reinstating the same (other than tenant's and trade fixtures and fittings) as quickly as reasonably practicable in modern form if appropriate but not necessarily identical in layout and (in relation to the Property) substantially as it was before the destruction or damage making up any deficiency between the cost of reinstating and re-building and the proceeds of insurance received out of the Landlord's own money; 6.1.2 6.1.3 6.1.4 6.1.5 I j l I ..-i I l .J .., 6.2 Tenant's insurance covenants The Tenant covenants with the Landlord from and including the Insurance Commencement Date and then throughout the Term or until released pursuant to the 1995 Act as follows: i j To pay to the Landlord on demand sums equal to: 6.2.1 J J (i) a fair proportion (reasonably determined by the Landlord's Surveyors) of the amount which the Landlord spends on insurance pursuant to Clause 6.1.1; the whole of the amount which the Landlord spends on insurance pursuant to Clause 6.1.2; the cost of property owners' liability and third party liability insurance in connection with the Property; (ii) (iii) J 13

IJ D n D D D D 0 0 0 0 0 D (iv) the cost of any professional valuation of the Property properly required by the Landlord (but not more than once in any two year period); 6.2.2 To give the Landlord immediate written notice on becoming aware of any event or circumstance which might affect or lead to an insurance claim; Not to do anything at the Property which would or might prejudice or invalidate the insurance of the Building or the Adjoining Property or cause any premium for their insurance to be increased; To pay to the Landlord on demand: 6.2.3 6.2.4 (i) any increased premium and any Costs incurred by the Landlord as a result of a breach of Clause 6.2.3; a fair proportion (reasonably determined by the Landlord's Surveyor) of any uninsured excess to which the insurance policy may be subject; the whole of the irrecoverable proportion of the insurance moneys if the Building or any part are destroyed or damaged by an Insured Risk but the insurance moneys are irrecoverable in whole or part due to the act or default of the Tenant; (ii) (iii) 6.2.5 6.2.6 To comply with the requirements and reasonable recommendations of the insurers; To notify the Landlord of the full reinstatement cost of any fixtures and fittings installed at the Property at the cost of the Tenant which become Landlord's fixtures and fittings; Not to effect any insurance of the Property against an Insured Risk but if the Tenant effects or has the benefit of any such insurance the Tenant shall hold any insurance moneys upon trust for the Landlord and pay the same to the Landlord as soon as practicable. 6.2.7 6.3 Suspension of Rent If the Property (or the means of access thereto) are unfit for occupation and use because of damage by an Insured Risk then (save to the extent that payment of the loss of rent insurance moneys is refused due to the act or default of the Tenant) the Principal Rent and Service Charge (or a fair proportion according to the nature and extent of the damage) shall be suspende d until the date on which the Property is again fit for occupation and use and/or accessible. Determination Right 6.4 If the Property is destroyed or damaged by an Insured Risk such that the Property is unfit for occupation and use and shall not be rendered fit for occupation and use within two years and nine months of the date of such damage then either the Landlord or the Tenant may whilst the Property has not been rendered fit for occupation and use terminate the Contractual Term by giving to the other not less than three (3) months' previous notice in writing PROVIDED THAT if the Property has been rendered fit for occupation and use within three years of the date of such damage then such notice shall be deemed not to have been given. Termination of this lease pursuant to the provisions of Clause 6.4.1 shall be without prejudice to the liability of either party for any antecedent breach of the covenants and conditions herein contained (save for Clause 6.1.5 which shall be deemed not to have applied). 6.4.1 n ' I j 6.4.2 "'i .J' l 6.5 Uninsured Risks J 6.5.1 For the purposes of this Clause 6 5: (i) These provisions shall apply from the date on which any Insured Risk becomes an Uninsured Risk but only in relation to the Uninsured Risk; References to an Insured Risk becoming an Insured Risk shall, without limitation, include the application by insurers of an exclusion, condition or I ! .J (ii) I l j 14

u [ 0 0 0 D limitation to an Insured Risk to the extent to which such risk thereby is or becomes an Uninsured Risk. The Landlord shall notify the Tenant in writing as soon as reasonably practicable after an Insured Risk becomes an Uninsured Risk; (iii) If during the Term the Property (or part thereof or the means of access thereto) shall be damaged or destroyed by an Uninsured Risk so as to make the Property (or part thereof) unfit for occupation or use or inaccessible: 6.5.2 (i) The Principal Rent and the Service Charge or a fair proportion according to the nature and extent of the damage sustained will not be payable until the earlier of the date on which: (a) The Property shall again be fit for occupation and use excluding fitting out and replacement of contents and made accessible; or This Lease shall be terminated in accordance with Clause 6.5.2 (ii) or 6.5.5; (b) n (ii) The Landlord may within one year of the date of such damage or destruction serve notice on the Tenant confirming that it will reinstate the Property (a 'Reinstatement Notice') so that the Property shall be fit for occupation and use and made accessible and if the Landlord fails to serve a Reinstatement Notice by the expiry of such prescribed period this Lease will automatically end on the date one year after the date of such damage or destruction; ; i L.1 0 J J J Clause 6.5.2(i) shall not apply if an Insured Risk shall have become an Uninsured Risk owing to the act or default of the Tenant or any person deriving title under the Tenant or their respective agents, employees, licensees, invitees or contractors; If the Landlord shall have served a Reinstatement Notice the provisions of Clause 6.1.5 shall apply as if the damage has been caused by an Insured Risk; If the Landlord shall have served a Reinstatement Notice and such reinstatement has not been completed by the date two years and nine months of the date of such damage at any time after that date the Landlord or the Tenant may terminate this Lease by serving not less than three months' notice on the other stating that it terminates this Lease, and if by the end of such notice the Property and/or access to it have been reinstated so that the Property is fit for occupation and use and is accessible the notice shall be void and this Lease shall continue in full force and effect; Service of a Reinstatement Notice shall not oblige the Landlord to replace any Tenant's fitting out works or property belonging to the Tenant or any third party. 6.5.3 6.5.4 6.5.5 l _j 6.5.6 l .l 7 7.1 Provisos Forfeiture If any of the following events occur: l I J 7.1.1 the Tenant fails to pay any of the rents payable under this lease within 21 days of the due date (whether or not formally demanded); or the Tenant or Guarantor breaches any of its obligations in this lease; or the Tenant or Guarantor being a company incorporated within the United Kingdom 7.1.2 7.1.3 l .J (i) (ii) has an Administration Order made in respect of it; or passes a resolution, or the Court makes an Order, for the winding up of the Tenant or the Guarantor, otherwise than a member's voluntary winding up of a solvent company for the purpose of amalgamation or reconstruction previously consented to by the Landlord (consent not to be unreasonably withheld); or has a receiver or administrative receiver or receiver and manager appointed over the whole or any part of its assets or undertaking; or l J (iii) ••1 15

IJ D D D 0 0 0 0 0 0 0 0 D 0 D D B IJ lJ (iv) (v) is struck off the Register of Companies; or is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; or proceedings or events analogous to those described in Clause 7.1.3 shall be instituted or shall occur where the Tenant or Guarantor is a company incorporated outside the United Kingdom; or the Tenant or Guarantor being an individual: 7.1.4 7.1.5 (i) (ii) has a bankruptcy order made against him; or appears to be unable to pay his debts within the meaning of Section 268 of the Insolvency Act 1986; then the Landlord may re-enter the Property or any part of the Property in the name of the whole and forfeit this lease and the Term created by this lease shall immediately end, but without prejudice to the rights of either party against the other in respect of any breach of the obligations contained in this lease; Notices 7.2 All notices under or in connection with this lease shall be given in writing Any such notice shall be duly and validly served if it is served (in the case of a company) to its registered office or (in the case of an individual) to his last known address; Any such notice shall be deemed to be given when it is: 7.2.1 7.2.2 7.2.3 (i) (ii) personally delivered to the locations listed in Clause 7.2.2; or sent by registered post, in which case service shall be deemed to occur on the third Working Day after posting. 7.3 No Implied Easements The grant of this lease does not confer any rights over the Building or the Estate or the Adjoining Property or any other property except those mentioned in Part I of the First Schedule, and Section 62 of the Law of Property Act 1925 is excluded from this lease; Break Clause The Tenant may terminate the Contractual Term on the Break Date by giving to the Landlord not less than nine (9) months' previous notice in writing; Any notice given by the Tenant shall operate to terminate the Contractual Term only if: 8 8.1 8.2 (i) the Principal Rent reserved by this lease have been paid by the time of such termination; and the Tenant gives the Landlord possession of the Property on termination free from any sublease and any third party occupational interests; (ii) 8.3 Upon termination the Contractual Term shall cease but without prejudice to any claim in respect of any prior breach of the obligations contained in this lease; Time shall be of the essence for the purposes of this Clause. If the Tenant terminates this Lease in accordance with this clause 8 the Landlord shall promptly reimburse the Tenant in respect of any sums received which relate to a period following termination of this Lease. Contracts (Rights of Third Parties) Act 1999 A person who is not a party to this lease has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this lease. 8.4 8.5 9 16 ....1

IJ D 0 0 0 D 0 0 0 D 0 0 c 10 10.1 Exclusion of Security of Tenure The Landlord and the Tenant agree that Sections 24 to 28 of the 1954 Act shall be excluded from the tenancy created by this lease; The Landlord has served on the Tenant a notice as referred to in section 38A(3)(a) of the 1954 Act and the Tenant has made a declaration pursuant to the requirements of Schedule 2 of the 2003 Order the original or a true copy of which declaration is annexed to this lease. 10.2 Executed by the parties as a Deed on the date specified in the Prescribed Clauses. ;1 j''· 9 1 .J J J 17

The First Schedule

Part I - Easements and Other Rights granted

There are granted to the Tenant (in common with others authorised by the Landlord) unless otherwise indicated:

1 The right to use the relevant Estate Common Areas and the Common Parts for access to and from the Property and for all purposes for which they are designed;

2 Free and uninterrupted use of all existing and future Conduits which serve the Property, subject to the Landlord's rights to re-route the same subject to there being no unreasonable interruption of services;

3 The right to enter the Building (excluding the Lettable Units) and/or the Estate and/or the Adjoining Property excluding any buildings which are occupied as necessary to perform Clause 4.4 [repair] on reasonable prior written notice to the Landlord, subject to causing as little inconvenience as practicable and complying with conditions reasonably imposed by the Landlord and making good all physical damage caused;

4 The right of support and protection from the remainder of the Building;

5 The right to use such areas of the Building as the Landlord from time to time designates for plant and equipment serving only the Property (subject to approval under Clause 4.11.2);

6 The exclusive right to use 48 parking spaces at the Building in such locations as the Landlord from time to time allocates.

Part II - Exceptions and Reservations

There are excepted and reserved to the Landlord (and also exercisable by others authorised by the Landlord):

1 The right to carry out any building, rebuilding, alteration or other works to the Building, the Estate and the Adjoining Property (including the erection of scaffolding) notwithstanding any temporary interference with light and air enjoyed by the Property;

2 Free and uninterrupted use of all existing and future Conduits which are in the Property and serve the Building, the Estate or the Adjoining Property;

3 Rights of entry on the Property as referred to in Clause 4.18;

4 The right to regulate and control in a reasonable manner the use of the Common Parts, and the Estate Common Areas;

5 The right to alter the layout of the roads forecourts footpaths pavements and car parking areas from time to time on the Estate in such manner as the Landlord may reasonably require PROVIDED THAT such alterations do not materially diminish the Tenant's rights under this lease;

6 The right of support and protection for other parts of the Building;

7 The right in the last six months of the Term to view the Property with prospective tenants upon giving reasonable notice and the right throughout the Term to view the Property with prospective purchasers upon giving reasonable notice.

Part III - Encumbrances

The covenants declarations and other matters affecting the Property contained or referred to in the Landlord's freehold reversionary title number ON130606 as at the date of this lease

18

The Second Schedule

Rent Review

1 In this Schedule:

1.1 **Review Date** means the Review Date;

1.2 **Current Rent** means the Principal Rent payable under this lease immediately before the Review Date

1.3 **Index** means the Retail Prices Index (All Items: including housing and mortgage costs) published by the Office for National Statistics or (if not available) such index of comparative prices as the Landlord shall reasonably require;

1.4 **Indexed Rent** means:

Current Rent multiplied by (A/B) per annum where:

A = The figure shown in the Index for ~~the month immediately before the Review Date;~~ February 2021 and

B = The figure shown in the Index for February 2016

1.5 **Revised Rent** means the new Principal Rent following the Review Date pursuant to paragraph 2 of the Second Schedule.

2 The Principal Rent shall be reviewed on the Review Date to the higher of:

2.1 the Current Rent (disregarding any suspension or abatement of the Principal Rent); and

2.2 the Indexed Rent ascertained in accordance with this lease;

3 If a Revised Rent has not been ascertained by the Review Date:

3.1 the Current Rent shall continue to be payable until the Revised Rent is ascertained;

3.2 when the Revised Rent is ascertained:

3.2.1 the Tenant shall pay within 14 days of ascertainment of the Revised Rent:

(i) any difference between the Principal Rent payable immediately before the Review Date and the Principal Rent which would have been payable had the Revised Rent been ascertained on the Review Date (the **Balancing Payment**); and

(ii) interest on the Balancing Payment at Base Rate from the date or dates when the Balancing Payment or the relevant part or parts would have been payable had the Revised Rent been ascertained on the Review Date;

3.2.2 the Landlord and Tenant shall sign and exchange a memorandum recording the amount of the Revised Rent.

4 Time shall not be of the essence for the purposes of this Schedule.

19

lJ 0 0 D D D D D 0 0 0 0 The Third Schedule Guarantee The Guarantor covenants with the Landlord as principal debtor: that throughout the Term or until the Tenant is released from its covenants pursuant to the 1995 Act: 1 1.1 The Tenant will pay the rents reserved by and perform its obligations contained in this lease; The Guarantor will indemnify the Landlord on demand against all Costs arising from any default of the Tenant in paying the rents and performing its obligations under this lease; 1.1.1 1.1.2 1.2 the Tenant [(here meaning the Tenant so named in the Prescribed Clauses)] will perform its obligations under any authorised guarantee agreement that it gives with respect to the performance of any of the covenants and conditions in this lease. The liability of the Guarantor shall not be affected by: Any time given to the Tenant or any failure by the Landlord to enforce compliance with the Tenant's covenants and obligations; The Landlord's refusal to accept rent at a time when it would or might have been entitled to re enter the Property; Any variation of the terms of this lease; Any change in the constitution, structure or powers of the Guarantor the Tenant or the Landlord or the administration, liquidation or bankruptcy of the Tenant or Guarantor; Any act which is beyond the powers of the Tenant; The surrender of part of the Property; Where two or more persons have guaranteed obligations of the Tenant the release of one or more of them shall not release the others. The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant's obligations or stand in the Landlord's place in respect of such security. If this lease is disclaimed, and if the Landlord within 6 months of the disclaimer requires in writing the Guarantor will enter into a new lease of the Property at the cost of the Guarantor on the terms of this lease (but as if this lease had continued and so that any outstanding matters relating to rent review or otherwise shall be determined as between the Landlord and the Guarantor) for the residue of the Contractual Term from and with effect from the date of the disclaimer. If this lease is forfeited and if the Landlord within 6 months of the forfeiture requires in writing the Guarantor will (at the option of the Landlord): enter into a new lease as in paragraph 5 above with effect from the date of the forfeiture; or pay to the Landlord on demand an amount equal to the moneys which would otherwise have been payable under this lease until the earlier of 6 months after the forfeiture and the date on which the Property is fully relet. 2 2.1 2.2 2.3 2.4 2.5 2.6 3 4 5 [l 6 6.1 6.2 l .....'I I J 20

The Fourth Schedule
Service Charge
Part I - Calculation and payment of the Service Charge

1 In this Schedule unless the context otherwise requires:

1.1 **Accounting Date** means 31 December in each year or such other date as the Landlord notifies in writing to the Tenant from time to time;

1.2 **Accounting Year** means the period from but excluding one Accounting Date to and including the next Accounting Date;

1.3 **Estimated Service Charge** means the Landlord's Surveyor's reasonable and proper estimate of the Service Charge for the Accounting Year notified in writing to the Tenant from time to time;

1.4 **Service Cost** means all reasonable and proper costs and expenses paid or incurred by the Landlord in relation to the provision of the Services (including irrecoverable VAT);

1.5 **Tenant's Share** means a fair and reasonable proportion of the Service Cost.

2 The Service Charge shall be the Tenant's Share of the Service Cost in respect of each Accounting Year, and if only part of an Accounting Year falls within the Term the Service Charge shall be the Tenant's Share of the Service Cost in respect of the relevant Accounting Period divided by 365 and multiplied by the number of days of the Accounting Year within the Term.

3 The Landlord shall have the right to adjust the Tenant's Share from time to time to make reasonable allowances for differences in the services provided to or enjoyable by the other occupiers of the Building or the Estate.

4 The Tenant shall pay the Estimated Service Charge for each Accounting Year to the Landlord in advance by equal instalments on the Quarter Days, (the first payment for the period from and including the Service Charge Commencement Date to (but excluding) the next Quarter Day after the Service Charge Commencement Date to be made on the Service Charge Commencement Date); and

4.1 If the Landlord's Surveyor does not notify an estimate of the Service Charge for any Accounting Year the Estimated Service Charge for the preceding Accounting Year shall apply; and

4.2 Any adjustment to the Estimated Service Charge after the start of an Accounting Year shall adjust the payments on the following Quarter Days equally.

5 As soon as practicable after the end of each Accounting Year the Landlord shall serve on the Tenant a summary of the Service Cost and a statement of the Service Charge certified by the Landlord's Surveyor which shall be conclusive (save in the case of manifest error).

6 The difference between the Service Charge and the Estimated Service Charge for any Accounting Year (or part) shall be paid by the Tenant to the Landlord within fourteen days of the date of the statement for the Accounting Year, or allowed against the next Estimated Service Charge payment, or after the expiry of the Term refunded to the Tenant.

7 The Tenant shall be entitled by appointment within a reasonable time following service of the Service Charge statement to inspect the accounts maintained by the Landlord and the Landlord's Surveyor relating to the Service Cost and supporting vouchers and receipts at such location as the Landlord reasonably directs.

21

Part II - Estate Services

In relation to the Estate the provision of the following services or the Costs incurred in relation to:

1 The Common Areas

Repairing, maintaining and (where appropriate) cleaning, lighting and (as necessary) altering renewing, rebuilding and reinstating the Estate Common Areas.

2 Conduits

The repair, maintenance and cleaning and (as necessary) replacement and renewal of all Conduits within the Estate Common Areas.

3 Plant and machinery

Hiring, operating, inspecting, servicing, overhauling, repairing, maintaining, cleaning, lighting and (as necessary) renewing or replacing any plant, machinery, apparatus and equipment from time to time within the Estate Common Areas or used for the provision of services to the Estate and the supply of all fuel and electricity for the same and any necessary maintenance contracts and insurance in respect thereof.

4 Signs

Maintaining and (where appropriate) cleaning and lighting and (as necessary) renewing and replacing the signboards, all directional signs, fire regulation notices, advertisements, bollards, roundabouts and similar apparatus or works.

5 Landscaping

Maintaining, tending and cultivating and (as necessary) re-stocking any garden or grassed areas including replacing plants, shrubs and trees as necessary.

6 Common facilities

Repairing maintaining and (as necessary) rebuilding as the case may be any party walls or fences, party structures, Conduits or other amenities and easements which may belong to or be capable of being used or enjoyed by the Estate in common with any land or buildings adjoining or neighbouring the Estate.

7 Security

Installation, operation, maintenance, repair, replacement and renewal of closed circuit television systems and other security systems.

8 Outgoings

Any existing and future rates, taxes, charges, assessments and outgoings in respect of the Estate Common Areas or any part of them except tax (other than VAT) payable in respect of any dealing with or any receipt of income in respect of the Estate Common Areas.

9 Transport

The provision of a bus service to and from Didcot or such other transport and/or location (if any) deemed necessary by the Landlord.

10 Statutory requirements

The cost of carrying out any further works (after the initial construction in accordance with statutory requirements) to the Estate Common Areas required to comply with any statute.

11 Management and Staff

11.1 The proper and reasonable fees, costs, charges, expenses and disbursements (including irrecoverable VAT) of any person properly employed or retained by the Landlord for or in connection with surveying or accounting functions or the performance of the Estate Services and any other duties in and about the Estate relating to the general management, administration, security, maintenance, protection and cleanliness of the Estate:

22

11.2 Management costs fees and disbursements in respect of the Estate of 10% of the Service Cost (excluding costs under this clause 11.2).

11.3 Providing staff in connection with the Estate Services and the general management, operation and security of the Estate and all other incidental expenditure including but not limited to:

11.3.1 salaries, National Health Insurance, pension and other payments contributions and benefits;

11.3.2 uniforms, special clothing, tools and other materials for the proper performance of the duties of any such staff;

11.3.3 providing premises and accommodation and other facilities for staff.

12 Enforcement of Regulations

The reasonable and proper costs and expenses incurred by the Landlord in enforcing the rules and regulations from time to time made pursuant to Clause 4.24 provided that the Landlord shall use all reasonable endeavours to recover such costs and expenses from the defaulting party and provided further that there shall be credited against the Service Cost any such costs recovered.

13 Insurances

13.1 Effecting such insurances (if any) as the Landlord may properly think fit in respect of the Estate Common Areas the plant, machinery, apparatus and equipment used in connection with the provision of the Estate Services (including without prejudice those referred to in paragraph 3 above) and any other liability of the Landlord to any person in respect of those items or in respect of the provision of the Estate Services.

13.2 Professional valuations for insurance purposes (but not more than once in any two year period);

13.3 Any uninsured excesses to which the Landlord's insurance may be subject.

14 Generally

Any reasonable and proper costs (not referred to above) which the Landlord may incur in providing such other services and in carrying out such other works as the Landlord may reasonably consider to be reasonably desirable or necessary for the benefit of occupiers of the Estate.

15 Anticipated Expenditure

Establishing and maintaining reserves to meet the future costs (as from time to time estimated by the Landlord's Surveyor) of providing the Estate Services;

16 Borrowing

The costs of borrowing any sums required for the provision of the Estate Services at normal commercial rates available in the open market or if any such sums are loaned by the Landlord or a Group Company of the Landlord interest at Base Rate.

17 VAT

Irrecoverable VAT on any of the foregoing.

23

Part III - Building Services

In relation to the Building, the provision of the following services or the Costs incurred in relation to:

1 **Repairs to the Building (including lifts and Conduits)**

Repair, renewal, decoration, cleaning and maintenance of the foundations, roof, exterior and structure, the lifts and all lift machinery, the Conduits, plant and equipment (which are not the responsibility of any tenants of the Building).

2 **Common Parts**

(a) Repair, renewal, decoration, cleaning, maintenance and lighting of the Common Parts and other parts of the Building not comprised in the Lettable Units;

(b) Furnishing, carpeting and equipping the Common Parts;

(c) Cleaning the outside of all external windows;

(d) Providing and maintaining any plants, or floral displays in the Common Parts;

(e) Providing signs, nameboards and other notices within the Building including a sign giving the name of the Tenant or other permitted occupier and its location within the Building in the entrance lobby of the Building.

3 **Heating etc. services**

(a) Providing heating, air conditioning and ventilation other than to the Lettable Units to such standards and between such hours as the Landlord reasonably decides;

(b) Procuring water and sewerage services.

4 **Fire Fighting and Security**

Provision, operation, repair, renewal, cleaning and maintenance of fire alarms, sprinkler systems, fire prevention and fire fighting equipment and ancillary apparatus and security alarms, apparatus, closed circuit television and systems as the Landlord considers appropriate.

5 **Insurance**

5.1 Effecting such insurances (if any) as the Landlord may properly think fit in respect of the Common Parts and all Landlord's plant, machinery, apparatus and equipment and any other liability of the Landlord to any person in respect of those items or in respect of the provision of the Building Services;

5.2 Professional valuations for insurance purposes (but not more than once in any two year period);

5.3 Any uninsured excesses to which the Landlord's insurance may be subject.

6 **Statutory Requirements**

All existing and future rates, taxes, charges, assessments and outgoings payable to any competent authority or for or in connection with utilities except in respect of the Lettable Units.

7 **Management and Staff**

7.1 The proper and reasonable fees, costs, charges, expenses and disbursements (including irrecoverable VAT) of any person properly employed or retained by the Landlord for or in connection with surveying or accounting functions or the performance of the Building Services and any other duties in and about the Building relating to the general management, administration, security, maintenance, protection and cleanliness of the Building:

7.2 Management fees and disbursements incurred in respect of the Building of 10% of the Service Cost (excluding costs under this Clause 7.2).

24

IJ D n 0 0 D 0 0 D 0 0 0 '.l 7.3 Providing staff in connection with the Building Services and the general management, operation and security of the Building and all other incidental expenditure including but not limited to: (i) salaries, National Health Insurance, pension and other payments contributions and benefits; uniforms, special dothing, tools and other materials for the proper performance of the duties of any such staff; providing premises and accommodation and other facilities for staff. (ii) (iii) 8 8.1 General Establishing and maintaining reserves to meet the future costs (as from time to time estimated by the Landlord's Surveyor) of providing the Building Services; Any reasonable and proper costs (not referred to above) which the Landlord may incur in providing such other services and in carrying out such other works as the Landlord may reasonably consider to be reasonably desirable or necessary for the benefit of occupiers of the Building. The costs of borrowing any sums required for the provision of the Services at normal commercial rates available in the open market or if any such sums are loaned by the Landlord or a Group Company of the Landlord interest at Base Rate. VAT Irrecoverable VAT on any of the foregoing. 8.2 8.3 9 ;-1 J '1 l j J l .J _j 25

u D D D 0 D 0 D 0 D 0 0 0 D 0 0 B Annexure (Declaration [simple or statutory] per Schedule 2 of the 2003 Order) J 26

0 c 0 n c D 0 (name of declarant) of . 1?/.d:r.?:J.. .f.ll14 -:'?.............. '7./tUU.IiiMJI(.7f/u.1 .Ku'....... (address) do solemnlY and sincerely d that-{/ tk:AtJJ fl#".ea. cfr/ REPU UNE UMfTED (Company number 9496393) whose registered office is at The Magdalen Centre, Oxford Science Park, Robert Robinson Avenue, Oxford OX4 4GA LIMITED (the "tenant") proposes to enter into a tenancy of premises at 69 and 70 Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RQ for a term commencing on a date to be agreed between the landlord and the tenant The tenant proposes to enter into an agreement with MEPC . TON PARK NO. 1 LMTED (Company number 5491870) and MEPC .LTON PARK NO.2 LIMITED (Company number 5491806) both of whose registered offices are at Lloyds Chambers, 1 Portsoken Street, London, E1 8HZ (the "landlord") that the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 (security of tenure) shall be excluded in relation to the tenancy. 1 2 3 The landlor d has served on the tenant a notice in the form, or substantially in the form, set out in Schedule 1 to the Regulatory Reform (Business Tenancies) (Engfand and Wales) Order 2003. The form of notice set out in that Schedule is reproduced below. The tenant has read the notice referred to in paragraph 3 above and accepts the consequences of entering into the agreement referred to in paragraph 2 above. 4 5 Iam duly authorised by the tenant to make this declaration. To: Replimune Limited The Magdalen Centre, Oxford Science Park, Robert Robinson Avenue, Oxford OX4 4GA "'"! ' u From: MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited Lloyds Chambers, 1 Portsoken Street, London, E1 8HZ il • I j IMPORTANT NOTICE You are being offered a lease without security of tenure. Do not commit yourself to the Ieese unless you have read this message carefully and have discussed it with a professional adviser. Business tenants normally have security of tenure - the right to stay in their business premises when the lease ends. tf you commit yoursetf to the lease you will be gMng up these important legal rights. -You will have no right to stay in the premises when the lease ends. 4Jnless the landlofd chooses to offer you another lease, you win need to leave the premises. -You will be unable to claim compensation for the loss of your business premises, unless the lease specifically gives you this right. -If the landlord offers you another lease, you will have no right to ask the court to fix the rent. It is therefore important to get professional advice - from a qualified surveyor, lawyer or accountant - before agreeing to give up these rights. If you want to ensure that you can stay in the same business premises when the lease ends, you should consult your adviser about another form of lease that does not exclude the protection of the Landlord and Tenant Act 1954. If you receive this notice at least 14 days before committing yourself to the lease, you will need to sign a simple declaration that you have received this notice and have accepted its consequences, before signing the lease. -· I ...J

But if you do not receive at least 14 days notice, you will need to sign a "statutory" declaration. To do so, you will need to visit an independent solicitor (or someone else empowered to administer oaths).

Unless there is a special reason for committing yourself to the lease sooner, you may want to ask the landlord to let you have at least 14 days to consider whether you wish to give up your statutory rights. If you then decide to go ahead with the agreement to exclude the protection of the Landlord and Tenant Act 1954, you would only need to make a simple declaration, and so would not need to make a separate visit to an independent solicitor.

AND I make this solemn declaration conscientiously believing the same to be true and by virtue of the Statutory Declaration Act 1835.

....

DECLARED at. . . . . .this. . . . 10th . . . . . day of. . March . . 2016

Before me

CATRIONA DUFFY

(signature of person before whom declaration is made)

Henmans Freeth
5000 Oxford Business Park South
OXFORD
OX4 2BH

~~A commissioner for oaths or~~ a solicitor empowered to administer oaths ~~or (as appropriate)~~

u n 0 0 0 0 0 0 0 0 0 0 Annexure (Biovex Lease) l _.l J I I .J 3 l J -l J J 27

Dated 2011 Lease between MEPC Milton Park No. 1 Limited and MEPC Milton Park No.2 Limited and Biovex Limited relating to Cl 69 and 70 Milton Park I mmmm · MiltonPark BrookStreet des Roches LLP

PRESCRIBED CLAUSES

LR1. Date of lease	7 February 2011
LR2. Title number(s)	**LR2.1 Landlord's title number(s)** ON130606 **LR2.2 Other title number(s)** BK102078, ON122118, ON122717, ON130108, ON137010, ON145942, ON146219, ON225380, ON38283, ON61862, ON72772, ON96949, ON216090
LR3. Parties to this lease	**Landlord** **MEPC MILTON PARK NO. 1 LIMITED** (Company number 5491670) and **MEPC MILTON PARK NO. 2 LIMITED** (Company number 5491806), on behalf of MEPC Milton Park Limited Partnership, both of whose registered offices are at 4th Floor Lloyds Chambers 1 Portsoken Street London E1 8LW **Tenant** **BIOVEX LIMITED** (Company number 3480520) whose registered office is at 70 Milton Park Abingdon Oxfordshire OX14 4RX **Other parties** None
LR4. Property	**In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.** 69 and 70 Milton Park, Abingdon, Oxfordshire, OX14 4RX shown edged red on the Plan marked GS8110183/101 with a net internal floor area of 1,103.0 square metres (11,873 square feet) measured in accordance with the RICS Code of Measuring Practice (sixth edition)
LR5. Prescribed Statements etc.	None
LR6. Term for which the Property is leased	From and including 16 October 2011 To and including 15 October 2023
LR7. Premium	None
LR8. Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions
LR9. Rights of acquisition etc.	**LR9.1 Tenant's contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land** None **LR9.2 Tenant's covenant to (or offer to) surrender this lease** None **LR9.3 Landlord's contractual rights to acquire this lease** None

1

here is more than one 2 LR10.Restrictlve covenants given in this lease by the Landlord In respect of land other than the Property None LR11.Easements LR11.1 Easements granted by this lease for the benefit of the Property The easements specified in Part I of the First Schedule of this lease LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property The easements specified in Part II of the First Schedule of this lease LR12.Estate rentcharge burdening the Property None LR13.Application for standard form of restriction None I LR14 Declaration of t...,.t whete person comprising the Ten JI.L..-· None .......-_,_,

.J L .. L......: L.::J c.::J r:::::::J c::::J c:::J c::::J c::::J c:::J c::J c:::J L.....J L-l tL!LJ L_!! .! L ! Sitotrld-loSU41111111. ..--------12.Sunl7 DloiGIDota -.nll lho =. e".:.-2of H'or"IIO]IIty'a 1 0XII 7NJ. AI I i 30.0 Illlliiilii ;--I ,// .. _......... ---r---j .-?t-N !lf , ---t" ---....... _ ·-------...:-·----------.. /! /-------..., ;/! / :' .... \ <::-::-..-,_ ! i '' 'I '' ,' '' '' ,, ,' ,' '' ,'' '........... :r- : / . r----}' ,'' ,'' ,', ',' , / / , ..!' /' G , '! : / : :....., . '' '' ' ' ' ' . ----./ ' ,' '' '' : ,' /' ,' ,' :/ ! t,..'......... '"-.....:' _/// G ' , ,r--.. _ · ,' /17-: I. /. i ' : I' .. f_ '"--......,. ,' I' / / / ---::DIIa1lllan=::;::---,.-;;;-;-"lr;;QIIod;;1 ' .._-.1,', / :,.. / / .' / .....--- , , /:/ ' I' ,·' /' ' I / / / / ..'" '' '' ./ .:: ' :' :' // I I I / / ,' / / / :, "'---...., / ,----'' .;.,'; :,' , < /'' -...... : ( ) ,/ ,'/ ,.! , ' ' ' ' '' '' / ' ............ ..:'/' // '--,'' ·--'\..... _./ l ...... J/ I /' \'---, ll ,..... .../ \:---. '---<-=·--------:·-:.:----. .. ............._-..../......:.I_ ' ---------,"·-. - \ : r-----,_ 68 \\ --..--..:::---...., //1 •.... "...., / I : ,,,"' ----_, ........ , f _ _.../'/ ' ' ' \ '--/ / ---- --· SpiNE ,..r·------'-----·------/ / 0-1£>-----. ----: : - ------..::;:-:::-------/ / 1; r.i / ,: : ---------------/ ,' ) ,I -------/ / / :' Drawing No. GS8110183/101 -.._ ------......"'" --//,-' -J..... ·:86 '' '' ''..__ , SIM : ,' ,' : IIIIa. I. o=l lho I L I \\ i Ra¥ y 6 . 114221. 7------f---C4 4-41' Glanville Cornerstone House 62 FoxhallRoad, Old()()( Oxon, OX11 7NJ Totl01235)5!5550 Fu:[111235)11771!1 .a:m MiltonPark 9 & 70 hll.TON PARK Tllo: GROUND FLOOR LEA_SE,PLAN Poojocl:CE 1:5GOCIA3 CEJAN201l

20.0
0.0
50.0
100.0
Scale = 1 : 1,250
OLD MOOR
MANOR FARM
2A
MOOR DITCH
PEMBROKE LANE
15
7
5
3
37
65
66
67
68
69
70
71
SPINE ROAD
88
87
86
110-112
38
39
47
63

NOTES:

1. Site grid reference is SU 488 919.
2. Ordnance Survey Digital Data used with the permission of The Controller of Her Majesty's Stationery Office, © Crown copyright. Glanville Consultants, 62 Foxhall Road, Didcot. OX11 7AD. AL 814229.

Rev	Description	Date	Chkd

Glanville

Cornerstone House
62 Foxhall Road, Didcot
Oxon, OX11 7AD
Tel: (01235) 515550 Fax: (01235) 817799

Client: Milton Park

Project: 65 - 71 MILTON PARK

Title: CAR PARK LEASE PLAN

Project Engineer:	CE	Scale:	1:1250 @ A3
Project Director:	CE	Date:	JAN 2011
Status:			

Drawing No. GS8110183/100 Rev P2

Milton Park

MEPC

MEPC Milton Park
Innovation Centre
99 Milton Park
Abingdon
Oxfordshire
OX14 4RY

Tel: 01235 865555
Fax: 01235 865560
Email: enquiries@miltonpark.co.uk

www.miltonpark.co.uk


T2, T3, 200
and 205
Site 1
A34 to Oxford
and M40
Milton
Interchange
To Milton Hill
A34 to Newbury
and M4
To Didcot
Zone 1 Buildings 1-30
Zone 2 Buildings 31-80
Zone 3 Buildings 81-120
Zone 4 Buildings 121-140
Zone 5 Buildings 141-190

This lease made on the date and between the parties specified in the Prescribed Clauses Witnesses as follows: 1 Definitions and fnterpretation In this lease unless the context otherwise requires: Definitions Adjoining Property means any adjoining or neighbouring premises in which the Landlord or a Group Company of the Landlord holds or shall at any time during the Term hold a freehold or leasehold interest; Base Rate means the base rate from time to time of Barclays Bank PLC or (if not available) such comparable rate of interest as the Landlord shall reasonably require; Break Date 1 means 24 June 2016; Break Date 2 means 24 June 2019; Building means 65-71 Milton Park (of which the Property forms part) shown for the purposes of identification edged blue on the Plan and includes any part of it and any alteration or addition to it or replacement of it; Building Services means the services provided or procured by the Landlord in relation to the Building as set out in Part 111 of the Fourth Schedule; Common Parts means the accesses, lifts and other areas of the Building from time to time designated by the Landlord for common use by the tenants and occupiers of the Building: Conduit means any existing or future media for the passage of substances or energy and any ancillary apparatus attached to them and any enclosures for them; ContractualTerm means the term specified in the Prescribed Clauses: Encumbrances means the obligations and encumbrances (if any) specified in Part Ill of the First Schedule; Estate means Milton Park, Abingdon, Oxfordshire (of which the Building forms part) and the buildings from time to time standing on it shown on the Plan together with any other adjoining land which is incorporated into Milton Park; Estate Common Areas means the roads, accesses, landscaped areas, car parks, estate management offices and other areas or amenities on the Estate or outside the Estate but serving or otherwise benefiting the Estate as a whole which are from time to time provided or designated for the common amenity or benefit of the owners or occupiers of the Estate; Estate Services means the services provided or procured by the Landlord in relation to the Estate as set out in Part II of the Fourth Schedule; Group Company means a company which is a member of the same group of companies within the meaning of Section 42 of the 1954 Act; Guarantor means any party to this lease so named in the Prescribed Clauses (which in the case of an individual includes his personal representatives) and any guarantor of the obligations of the Tenant for the time being: Insurance Commencement Date means 16 October 2011; Insured Risks means fire, storm, tempest. flood, impact, lightning, earthquake, explosion, aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom, riot, civil commotion, labour and political disturbances. malicious damage, terrorism, subsidence, ground slip and heave. bursting or overflowing of water tanks apparatus or pipes and Impact by road vehicles (to the extent that insurance against such risks may ordinarily be arranged with an insurer of good repute) and such other risks or insurance as may from time to time be reasonably required by the Landlord (subject in all cases to such usual exclusions and limitations as may be imposed by the insurers), and Insured Risk means any one of them; Landlord means the party to this lease so named in the Prescribed Clauses and includes any other person entitled to the immediate reversion to this lease; 1.1 3

Landlord's Surveyor means a suitably qualified person or firm appointed by the Landlord (including an employee of the Landlord or a Group Company) to perform the function of a surveyor for the purposes of this lease;

Lease Particulars means the descriptions and terms in the section headed **Lease Particulars** which form part of this lease insofar as they are not inconsistent with the other provisions of this lease;

Lettable Units means any part of the Building which is let or constructed or adapted for letting from time to time;

Permitted Use means use as a laboratory and within Class B1 of the 1987 Order;

Plan means the plan or plans annexed to this lease;

Prescribed Clauses means the descriptions and terms in the section headed **Prescribed Clauses** which form part of this lease;

Principal Rent means:

From and including 16 October 2011 to and including 15 April 2013: ONE HUNDRED AND TWENTY TWO THOUSAND FIVE HUNDRED POUNDS (£122,500) per annum;

From and including 16 April 2013 to and including 15 October 2014: TWO HUNDRED AND FORTY FIVE THOUSAND POUNDS (£245,000) per annum;

subject to increase in accordance with the Second Schedule;

Property means the property described in the Prescribed Clauses as altered pursuant to the 2002 Deed and includes any part of it any alteration or addition to the Property and any fixtures and fittings in or on the Property and includes:-

(i) the floorboards, screed, plaster and other finishes on the floors, walls, columns and ceilings, and all carpets;

(ii) the raised floors and false ceilings (including light fittings) and the voids between the ceilings and false ceilings and the floor slab and the raised floors;

(iii) non-load bearing walls and columns in the Property and one half of the thickness of such walls dividing the Property from other parts of the Building;

(iv) all doors and internal windows and their frames, glass and fitments;

(v) all Conduits, plant and machinery within and solely serving the same;

(vi) all Landlord's fixtures and fittings;

(vii) all alterations and additions;

but excludes:

(i) all structural and external parts of the Building;

(ii) all Conduits, plant and machinery serving other parts of the Building;

Rent Commencement Date means 16 October 2011;

Review Dates means 16 October 2014 and every third anniversary of it;

Service Charge means the Service Charge set out in the Fourth Schedule;

Service Charge Commencement Date means 16 October 2011;

Services means the Estate Services and the Building Services;

Subletting Unit means part of the Property consisting of a self contained unit suitable for underletting and approved as such by the Landlord;

Tenant means the party to this lease so named in the Prescribed Clauses and includes its successors in title;

Term means the Contractual Term together with any continuation of the term or the tenancy (whether by statute, common law holding over or otherwise);

This lease means this lease and any document supplemental to it or entered into pursuant to it;

4

Uninsured Risks means any one or more of the events or perils expressly listed In the definitions "Insured Risks" as and when (if at all) during the Term insurance in respect of such event or peril cannot be obtained in the UK insurance market save to the extent that it cannot be obtained in respect of the Property as a result of any act, neglect or default of the Tenant, undertenant or occupiers of any part of the Property or any of their respective agents, licensees, visitors or contractors or any person under their control; VAT means Value Added Tax and any similar tax substituted for it or levied in addition to It; Working Day means any day except Saturdays, Sundays and bank, public and statutory holidays; 1954 Act means the Landlord and Tenant Act 1954; 1987 Order means the Town and Country Planning (Use Classes) Order 1987 (as originally made); 1995 Act means the Landlord and Tenant (Covenants) Act 1995; 2002 Deed means a deed dated 7 October 2002 made between (1) MEPC Milton Park Limited and (2) 9iovex Limited in respect of the part of the Property; 2003 Order means The Regulatory Reform (Business Tenancies) (England and Wales) Order 2003. Interpretation 1.2 If the Tenant or the Guarantor is more than one person then their covenants are joint and several; Any reference to a statute includes any modification extension or re-enactment of it and any orders. regulations. directions. schemes and rules made under It; Any covenant by the Tenant not to do any act or thing includes an obligation not knowingly to permit or suffer such act or thing to be done: If the Landlord reserves rights of access or other rights over or in relation to the Property then those rights extend to persons authorised by it; References to the act or default of the Tenant include acts or default or negligence of 1.2.1 1.2.2 1.2.3 1.2.4 .L: 1.2.5 any undertenant or of anyone at the Property with the Tenant's or an permission or sufferance; y undertenant's ol• • 1.2.6 1.2.1 The index and Clause headings in this lease are for ease of reference only; References to the last year of the Term shall mean the twelve months ending on the expiration or earlier termination of the Term; References to Costs include all liabilities. claims, demands, proceedings, damages, losses and proper and reasonable costs and expenses; References to Principal Rent, Current Rent. Indexed Rent and Revised Rent are references to yearly sums. 1.2.8 1.2.9 2 Demise The Landlord with Full Title Guarantee DEMISES the Property to the Tenant for the Contractual Term TOGETHER WITH the rights set out In Part I of the First Schedule, EXCEPT AND RESERVING as mentioned in Part II of the First Schedule and SUBJECT TO the Encumbrances: Rent The Tenant will pay by way of rent during the Term or until released pursuant to the 1995 Act • 3 m or set off except where required by law: •-· without any deduction counterclai 3.1 The Principal Rent and any VAT to be paid by direct transfer or such means as the Landlord reasonably requires by equal monthly payments in advance on the first day of each month without deduction the first payment being the proportion due from and including 16 October 2011 to and including 31 October 2011 to be paid on the Rent Commencement Date The Service Charge and any VAT at the times and in the manner set out in the Fourth Schedule; 3.2 11 ' 5

3.3 The following amounts and any VAT:

3.3.1 the sums specified in Clauses 4.1 [interest] and 4.2 [outgoings and utilities];

3.3.2 the sums specified in Clause 6.2.1 [insurance];

3.3.3 all Costs incurred by the Landlord as a result of any breach of the Tenant's covenants in this lease.

4 Tenant's covenants

The Tenant covenants with the Landlord throughout the Term, or until released pursuant to the 1995 Act, as follows:

4.1 Interest

If the Landlord does not receive any sum due to it within 14 days of the due date to pay on written demand interest on such sum at 2 per cent above Base Rate from the due date until payment (both before and after any judgment), provided this Clause shall not prejudice any other right or remedy for the recovery of such sum.

4.2 Outgoings and Utilities

4.2.1 To pay all existing and future rates, taxes, charges, assessments and outgoings in respect of the Property provided they are not of a capital nature (whether assessed or imposed on the owner or the occupier), except any tax (other than VAT) arising as a result of the receipt by the Landlord of the rents reserved by this lease and any tax arising on any dealing by the Landlord with its reversion to this lease;

4.2.2 To pay for all gas, electricity, water, telephone and other utilities used on the Property, and all charges for meters and all standing charges, and a fair and reasonable proportion of any joint charges as determined by the Landlord's Surveyor.

4.3 VAT

4.3.1 Any payment or other consideration to be provided to the Landlord is exclusive of VAT, and the Tenant shall in addition pay any VAT chargeable on the date the payment or other consideration is due;

4.3.2 Any obligation to reimburse or pay the Landlord's expenditure extends to irrecoverable VAT on that expenditure, and the Tenant shall also reimburse or pay such VAT.

4.4 Repair

4.4.1 To keep the Property and any Conduits plant and equipment serving only the Property in good and substantial repair and condition

4.4.2 There shall be excepted from the obligations contained in clause 4.4.1 damage caused by :

(i) the Insured Risks save to the extent that insurance moneys are irrecoverable as a result of the act or default of the Tenant); or

(ii) the Uninsured Risks;;

4.4.3 To make good any disrepair for which the Tenant is liable within 2 months after the date of written notice from the Landlord (or sooner if the Landlord reasonably requires);

4.4.4 If the Tenant fails to comply with any such notice the Landlord may enter and carry out the work and the cost shall be reimbursed by the Tenant on written demand.

4.5 Decoration

4.5.1 To clean, prepare and paint or treat and generally redecorate all internal parts of the Property in every fifth year and in the last year of the Term;

4.5.2 All the work described in Clause 4.5.1 is to be carried out:

(i) in a good and workmanlike manner to the Landlord's reasonable satisfaction; and

(ii) in colours which (if different from the existing colour) are first approved in writing by the Landlord (approval not to be unreasonably withheld or delayed).

6

I -· ··-··--····----···--·······-4.6 Cleaning To keep the Property clean. tidy and free from rubbish; To clean the Inside of windows and any washable surfaces at the Property as often as reasonably necessary. 4.8.1 4.8.2 4.7 Overloading Not to overload the floors, ceilings or structure of the Property or the structure of the Building or any plant machinery or electrical Installation serving the Property or the Building. Conduits To keep the Conduits In or serving the Property clear and free from any noxious, harmful or deleterious substance, and to remove any obstruction and repair any damage to the Conduits as soon as reasonably practicable to the Landlord's reasonable satisfaction. User 4.9.1 Not to use the Property otherwise than for the Permitted Use; 4.9.2 Not to use the Property for any purpose which is: 4.8 4.9 {i) (ii) noisy, offensive, dangerous, illegal, immoral or an actionable nuisance; or which in the reasonable opinion of the Landlord causes damage or disturbance to the Landlord, or to owners or occupiers of any neighbouring property; or which involves any substance which may be harmful, polluting or contaminating other than in quantities which are normal for and used in connection with the Permitted Use. {iii) 4.10 Signs Not to erect any sign, notice or advertisement which is visible outside the Property without the Landlord's prior written consent. Alterations r.111 [Ill 4.11 Not to make any alterations or additions which: 4.11.1 (i) affect the structure of the Building (including without limitation the roofs and foundations and the principal or load-bearing walls, floors, beams and columns); merge the Property with any adjoining premises; affect the external appearance of the Property; affect the heating air-conditioning and ventilation systems at the Building; (ii) (iii} (iv) j •• -•• 4.11.2 Not to make any other alterations or additions to the Property without the Landlord's written consent (which is not to be unreasonably withheld or delayed). 4.12 Preservation of Easements Not knowingly to prejudice the acquisition of any right of light for the benefit of the Property and to preserve all rights of light and other easements enjoyed by th& Property; Promptly on becoming aware of the same to give the Landlord notice if any easement enjoyed by the Property is obstructed, or any new easement affecting the Property is 4.12.1 ..l.. •.. 4.12.2 made or attempted Alienation . 4.13 Not to: (i} 4.13.1 • assign, underlet or part with possession of the whole or part only of the Property nor to agree to do so except by an assignment or underletting of the whole of the Property or an underletting of a Subletting Unit permitted by this Clause 4.13; share the possession or occupation of the whole or any part of the Property; assign, part with or share any of the benefits or burdens of this lease, or any Interest derived from it by a virtual assignment or other similar arrangement; • (ii) (iii) • •-7 .... . ..--···---

4.13.2 Assignment

Not to assign or agree to assign the whole of the Property without the Landlord's written consent (not to be unreasonably withheld or delayed), provided that:

(i) the Landlord may withhold consent in circumstances where in the reasonable opinion of the Landlord

(a) the proposed assignee is not of sufficient financial standing to enable it to comply with the Tenant's covenants in this lease; or

(b) such persons as the Landlord reasonably requires do not act as guarantors for the assignee and do not enter into direct covenants with the Landlord including the provisions set out in the Third Schedule (but referring in paragraph 1.2 to the assignee);

(ii) the Landlord's consent shall in every case be subject to conditions (unless expressly excluded) requiring that:

(a) the assignee covenants with the Landlord to pay the rents and observe and perform the Tenant's covenants in this lease during the residue of the Term, or until released pursuant to the 1995 Act;

(b) the Tenant enters into an authorised guarantee agreement guaranteeing the performance of the Tenant's covenants in this lease by the assignee including the provisions set out in the Third Schedule (but omitting paragraph 1.2);

(c) all rent due under this lease are paid before completion of the assignment;

4.13.3 Underletting

Not to underlet or agree to underlet the whole of the Property or a Subletting Unit nor vary the terms of any underlease without the Landlord's written consent (not to be unreasonably withheld or delayed). Any permitted underletting must comply with the following:

(i) the rent payable under the underlease must be:

(a) not less than the rent reasonably obtainable in the open market for the Property or the Subletting Unit without fine or premium;

(b) payable no more than one month in advance;

(c) subject to upward only reviews at intervals no less frequent than the rent reviews under this lease;

(ii) the undertenant covenants with the Landlord and in the underlease:

(a) to observe and perform the Tenant's covenants in this lease (except for payment of the rents) during the term of the underlease or until released pursuant to the 1995 Act;

(b) not to underlet, share or part with possession or occupation of the whole or any part of the underlet premises, nor to assign or charge part only of the underlet premises;

(c) not to assign the whole of the underlet premises without the Landlord's prior written consent (which shall not be unreasonably withheld or delayed);

(iii) all rents and other payments due under this lease (not the subject of a bona fide dispute) are paid before completion of the underletting;

(iv) Sections 24 to 28 of the 1954 Act must be excluded and before completion of the underletting a certified copy of each of the following documents must be supplied to the Landlord:

(a) the notice served on the proposed undertenant pursuant to section 38A(3)(a) of the 1954 Act; and

(b) the declaration actually made by the proposed undertenant in compliance with the requirements of Schedule 2 of the 2003 Order; and

8

(c) the proposed form of underlease containing an agreement to exclude the provisions of sections 24 to 28 of the 1954 Act and a reference to both the notice pursuant to section 38A(3)(a) of the 1954 Act and the declaration pursuant to the requirements of Schedule 2 of the 2003 Order as referred to in this clause 4.13.3;

and before completion of the underletting the Tenant must warrant to the Landlord that both the notice pursuant to section 38A(3)(a) of the 1954 Act has been served on the relevant persons as required by the 1954 Act and the appropriate declaration pursuant to the requirements of Schedule 2 of the 2003 Order as referred to in this clause 4.13.3 has been made prior to the date on which the Tenant and the proposed undertenant became contractually bound to enter into the tenancy to which the said notice applies;

(v) in relation to any Subletting Unit the underlease grants such rights as are appropriate for the separate occupation and use of the Property, reserves such rights as are appropriate for the separate occupation and use of the remainder of the property let by this lease and to enable the Tenant to comply with its obligations under this lease, and reserves as rent:-

(a) a fair proportion of the cost of insuring the Property and the whole cost of insuring the loss of the principal rent and service charge payable under the underlease; and

(b) a service charge which provides for the undertenant to pay a fair and reasonable proportion of expenditure incurred by the Tenant in relation to the maintenance, repair, renewal, decoration and cleaning of the Property (including without limitation the Conduits, plant and equipment therein) and the provision of services to the Property;

(vi) there shall be no more than two (2) units of occupation at any time (and for this purpose a unit of occupation shall comprise (a) each Subletting Unit which is separately underlet and (b) the residue of the net lettable area of the Property (if any) retained by the Tenant)

(vii) (in the case of an underletting of the whole of the Property) the underlease reserves as rent the Service Charge payable under this lease;

(viii) (in the case of an underletting of a Subletting Unit) the underlease reserves as rent a fair and reasonable proportion of the Service Charge payable under this lease;

4.13.4 To take all necessary steps and proceedings to remedy any breach of the covenants of the undertenant under the underlease and not to permit any reduction of the rent payable by any undertenant;

4.13.5 **Group Sharing**

Notwithstanding Clause 4.13.1 the Tenant may share occupation of the whole or any part of the Property with a Group Company

PROVIDED THAT

(a) the relationship of landlord and tenant is not created; and

(b) occupation by any Group Company shall cease upon it ceasing to be a Group Company; and

(c) the Tenant informs the Landlord in writing before each occupier commences occupation and after it ceases occupation.

4.14 Registration

Within 21 days to give to the Landlord's solicitors (or as the Landlord may direct) written notice of any assignment, charge, underlease or other devolution of the Property or a Subletting Unit (except in the case of a sharing in accordance with clause 4.13.5) together with a certified copy of the relevant document and a reasonable registration fee of not less than £50.

9

4.15 Statutory Requirements and Notices 4.15.1 To supply the Landlord with a copy of any notice, order or certificate or proposal for any notice order or certificate affecting or capable of affecting the Property as soon as it Is received by or comes to the notice of the Tenant; To comply promptly with all notices served by any public, local or statutory authority, and with the requirements of any present or future statute or European Union law, regulation or directive (whether imposed on the owner or occupier), which affects the Property or its use; At the request of the Landlord, but at the cost of the Landlord, to make or join the Landlord in making such objections or representations against or in respect of any such notice, order or certificate as the Landlord may reasonably require. 4.15.2 4,15.3 4.16 Planning Not to apply for or implement any planning permission affecting the Property without first obtaining the Landlord's written consent (not to be unreasonably withheld in cases where the subject matter of the planning permission has been approved by the Landlord pursuant to the other provisions of this lease); Contaminants and Defects 4.17.1 To give the Landlord prompt written notice upon becoming aware of the existence of any defect in the Property, or of the existence of any contaminant, pollutant or harmful substance on the Property but not used in the ordinary course of the Tenant's use of the Property; 4.17.2If so requested by the Landlord, to remove from the Property or remedy to the Landlord's reasonable satisfaction any such contaminant, pollutant or harmful substance introduced on the Property by or at the request of the Tenant. Entry by landlord To permit the Landlord at all reasonable times and on reasonable prior written notice (except in emergency) to enter the Property in order to: 4.17 4.18 4.18.1 Inspect and record the condition of the Property or other parts of the Building or the Adjoining Property; remedy any breach of the Tenant's obligations under this lease; repair, maintain, clean, alter. replace. install, add to or connect up to any Conduits which serve the Building or the Adjoining Property; repair, maintain, alter or rebuild the Building or the Adjoining Property; comply with any of its obligations under this lease: 4.18.2 4.18.3 4.18.4 4.18.5 Provided that the Landlord shall cause as little inconvenience as reasonably practicable in the exercise of such rights and shall promptly make good at its own cost all physical damage to the Property caused by such entry. landlord's Costs To pay to the Landlord on written demand amounts equal to such Costs as it may properly and reasonably incur: 4.19.1 In connection with any application for consent made necessary by this lease (including where consent is lawfully refused or the application is withdrawn); 4.19.2 Incidental to the preparation and service of a schedule of dilapidations {whether before or within three (3) months after the end of the Term) or a notice or proceedings under Section 146 or Section 147 of the Law of Property Act 1925 (even if forfeiture is avoided other than by relief granted by the Court); 4.19.3 in connection with the enforcement or remedying of any breach of the covenants in this lease on the part of the Tenant and any Guarantor; 4.19.4 incidental to the preparation and service of any notice under Section 17 of the 1995 Act. 4.19 10

4.20 Yielding up

Immediately before the end of the Term:

(i) to give up the Property repaired and decorated and otherwise in accordance with the Tenant's covenants in this lease and to the extent to which the 2002 Deed relates to the Property as required by the 2002 Deed and in the condition required by this Lease and to remove all tenant's fixtures and chattels;

(ii) if the Landlord so requires, to remove all alterations made during the Term or any preceding period of occupation by the Tenant and reinstate the Property as the Landlord shall reasonably direct and to its reasonable satisfaction;

(iii) to remove all signs, tenant's fixtures and fittings and other goods from the Property (save to the extent that such tenant's fixtures and fittings are not required to be removed under the terms of the 2002 Deed), and make good any damage caused thereby to the Landlord's reasonable satisfaction;

(iv) to replace any damaged or missing Landlord's fixtures with ones of no less quality and value;

(v) to replace all carpets with ones of no less quality and value than those in the Property at the start of the Contractual Term;

(vi) to give to the Landlord all operating and maintenance manuals together with any health and safety files relating to the Property;

(vii) to provide evidence of maintenance of plant and machinery;

(viii) to return any security cards or passes provided by the Landlord for use by the Tenant and its visitors.

4.21 Encumbrances

To perform and observe the Encumbrances so far as they relate to the Property.

4.22 Roads Etc

Not to obstruct the roads, pavements, footpaths and forecourt areas from time to time on the Estate in any way whatsoever and not to use any part of the forecourts and car parking spaces or other open parts of the Property for the purpose of storage or deposit of any materials, goods, container ships' pallets, refuse, waste scrap or any other material or matter.

4.23 Parking Restrictions

Except as to any right specifically granted in this lease not to permit any vehicles belonging to or calling upon the Tenant to stand on the roads, car parking spaces, forecourts, pavements or footpaths on the Estate.

4.24 Regulations and Common Parts

4.24.1 At all times during the Term to observe and perform such regulations (if any) in respect of the Building or the Estate as the Landlord may reasonably think expedient to the proper management of the Building or the Estate and which have previously notified to the Tenant in writing.

4.24.2 Not to cause any obstruction to the Common Parts or any part of the Building.

4.25 Land Registration Provisions

4.25.1 Promptly following the grant of this lease the Tenant shall apply to register this lease at the Land Registry and shall ensure that any requisitions raised by the Land Registry in connection with that application are dealt with promptly and properly;

4.25.2 Immediately after the end of the Term (and notwithstanding that the Term has ended), the Tenant shall make an application to close the registered title of this lease and shall ensure that any requisitions raised by the Land Registry in connection with that application are dealt with promptly and properly and the Tenant shall keep the Landlord informed of the progress and completion of its application.

11

5 Landlord's Covenants

5.1 Quiet Enjoyment

The Landlord covenants with the Tenant that the Tenant may peaceably enjoy the Property during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for it.

5.2 Provision of Services

The Landlord will use its reasonable endeavours to provide or procure the provision of the Services PROVIDED THAT the Landlord shall be entitled to withhold or vary the provision or procurement of such of the Services as the Landlord reasonably considers necessary or appropriate in the interests of good estate management and PROVIDED FURTHER THAT the Landlord will not be in breach of this Clause as a result of any failure or interruption of any of the Services:

5.2.1 resulting from circumstances beyond the Landlord's reasonable control, so long as the Landlord uses its reasonable endeavours to remedy the same as soon as reasonably practicable after becoming aware of such circumstances; or

5.2.2 to the extent that the Services (or any of them) cannot reasonably be provided as a result of works of inspection, maintenance and repair or other works being carried out at the Building or the Estate.

6 Insurance

6.1 Landlord's insurance covenants

The Landlord covenants with the Tenant as follows:

6.1.1 To insure the Building (other than tenant's and trade fixtures and fittings) unless the insurance is invalidated in whole or in part by any act or default of the Tenant:

(i) with an insurance office or underwriters of repute;

(ii) against loss or damage by the Insured Risks;

(iii) subject to such excesses as may be imposed by the insurers;

(iv) in the full cost of reinstatement of the Building (in modern form if appropriate) including shoring up, demolition and site clearance, professional fees, VAT and allowance for building cost increases;

6.1.2 To insure against loss of the Principal Rent thereon payable or reasonably estimated by the Landlord to be payable under this lease arising from damage to the Property by the Insured Risks for three years or such longer period as the Landlord may reasonably require having regard to the likely period for reinstating the Property;

6.1.3 The Landlord will procure that the insurer waives its rights of subrogation against the Tenant (so long as such provision is available in the London insurance market);

6.1.4 Not more frequently than once in any twelve month period to produce summary details of the terms of the insurance under this Clause 6.1;

6.1.5 If the Building is destroyed or damaged by an Insured Risk, then, unless payment of the insurance moneys is refused in whole or part because of the act or default of the Tenant, and subject to obtaining all necessary planning and other consents to use the insurance proceeds (except those relating to loss of rent and fees) and any uninsured excess paid by the Tenant under Clause 6.2.4(ii) in reinstating the same (other than tenant's and trade fixtures and fittings) as quickly as reasonably practicable in modern form if appropriate but not necessarily identical in layout and (in relation to the Property) substantially as it was before the destruction or damage making up any deficiency between the cost of reinstating and rebuilding and the proceeds of insurance received out of the Landlord's own money.

6.2 Tenant's insurance covenants

The Tenant covenants with the Landlord from and including the Insurance Commencement Date and then throughout the Term or until released pursuant to the 1995 Act as follows:

12

I ..................·-··--·..-·.......-..... ---·····---..-.... _·----·--·--........ ..... . """""l r• r• 8.2.1 To pay to the Landlord on demand sums equal to: ,. (i) a fair proportion (reasonably and properly determined by the Landlord's Surveyors) of the amount which the Landlord spends on insurance pursuant to Clause 6.1.1; the whole of the amount which the Landlord spends on insurance pursuant to Clause 6.1.2; the cost of property owners' liability and third party liability insurance in connection with the Property; the cost of any professional valuation of the Property properly required by the Landlord (but not more than once in any two year period); (ii) r• (iii) I (iv) r• 6.2.2 To give the Landlord as soon as reasonably possible written notice on becoming aware of any event or circumstance which might affect or lead to an insurance claim; Not to knowingly do anything at the Property which would or might prejudice or invalidate the insurance of the Building or the Adjoining Property or cause any premium for their insurance to be increased; To pay to the Landlord on written demand: 6.2.3 'Ll• 0-1 Jl 6.2.4 (i) any increased premium and any Costs incurred by the Landlord as a result of a breach of Clause 6.2.3; a fair proportion {reasonably and properly determined by the Landlord's Surveyors) of any uninsured excess to which the insurance policy may be subject; the whole of the irrecoverable proportion of the insurance moneys if the Building or any part are destroyed or damaged by an Insured Risk but the insurance moneys are irrecoverable in whole or part due to the act or default of the Tenant; (ii) (iii) 6.2.5 To comply with the requirements and reasonable recommendations of the insurers previously notified to the Tenant in writing; To notify the Landlord of the full reinstatement cost of any fixtures and fittings installed at the Property at the cost of the Tenant which become Landlord's fixtures and fittings; Not to effect any insurance of the Property against an Insured Risk but if the Tenant effects or has the benefit of any such insurance the Tenant shall hold any Insurance moneys upon trust for the Landlord and pay the same to the Landlord as soon as practicable. G.2.6 6.2.7 6.3 Suspension of Rent If the Property (or the means of access thereto) are unfit for occupation and use because of damage by an Insured Risk or by an Uninsured Risk then (save to the extent that payment of the loss of rent insurance moneys is refused due to the act or default of the Tenant) the Principal Rent and the Service Charge (or a fair proportion according to the nature and extent of the damage) shall be suspended until the date on which the Property is again fit for occupation and use and/or accessible. II .J" 6.4 n Right following damage by an Insured Risk Determinatio IIJ 6.4.1 If the Property is destroyed or damaged by an Insured Risk such that the Property is unfit for occupation and use and shall not be rendered fit for occupation and use within two years and nine months of the date of such damage then either the Landlord or the Tenant may whilst the Property has not been rendered fit for occupation and use terminate the Contractual Term by giving to the other not less than three calendar months' previous notice in writing PROVIDED THAT if the Property has been rendered fit for occupation and use within three years of the date of such damage then such notice shall be deemed not to have been given; Termination of this lease pursuant to the provisions of Clause 6.4.1 shall be without prejudice to the liability of either party for any antecedent breach of the covenants and conditions herein contained (save for Clause 6.1.5 which shall be deemed not to have applied); .-..-. -1--- 6.4.2 -.. 13

6.5 Determination Right following damage by an Uninsured Risk If the Property is destroyed or damaged by an Uninsured Risk such that the Property is unfit for occupation and use the Landlord shall serve a notice in writing on the Tenant given within the period of twelve (12) months following the date of such destruction or damage notifying the Tenant whether or not it intends to rebuild or reinstate the Property. tf the Landlord has not served a notice in accordance with clause 6.5.1 the Landlord or the Tenant may determine this Lease by giving to the other not less than 10 Working Days notice. If the Landlord shall serve a notice in accordance with clause 6.5.1 electing not to reinstate the Property the Landlord or the Tenant may determine this Lease by giving to the other not Jess than 10 Working Days notice. If the Landlord shall have served a notice In accordance with clause 6.5.1 electing to rebuild and/or reinstate the Property then: 6.5.1 6.5.2 6.5.3 6.5.4 (i) the Landlord shall reinstate and rebuild the Property in accordance with the terms of clause 6.1.5 as if the Property had been damaged or destroyed by one of the Insured Risks; and (ii) if such rebuilding and reinstatement has not been completed so as to make the Property fit for use and occupation within three (3) years of the date of damage or destruction then either the Landlord or the Tenant may at any time on or after the expiry of such three (3) years determine the Lease by giving written notice to the other. If this Lease is determined in accordance with clause 6.5.2, 6.5.3 or 6.5.4 then such determination shall be without prejudice to any claim the Landlord may have against the Tenant or any Guarantor or which the Tenant may have against the Landlord for any previous breach of covenant or any such claim previously accrued due. Provisos Forfeiture If any of the following events occur: 6.5.5 7 7.1 the Tenant fails to pay any of the rents payable under this lease within 21 days of the due date (whether or not formally demanded); or the Tenant or Guarantor breaches any of its obligations in this lease; or the Tenant or Guarantor being a company incorporated within the United Kingdom 7.1.1 7.1.2 7.1.3 II (i) (ii) has an Administration Order made in respect of it; or passes a resolution, or the Court makes an Order, for the winding up of the Tenant or the Guarantor, otherwise than a member's voluntary winding up of a solvent company for the purpose of amalgamation or reconstruction previously consented to by the Landlord (consent not to be unreasonably withheld); or has a receiver or administrative receiver or receiver and manager appointed over the whole or any part of its assets or undertaking; or is struck off the Register of Companies; or is deemed unable to pay Its debts within the meaning of Section 123 of the Insolvency Act 1986; or .....-./-(iii) Ill (iv) (v) II I proceedings or events analogous to those described in Clause 7.1.3 shall be Instituted or shall occur where the Tenant or Guarantor is a company incorporated outside the United ---'• -11. 7,1,4 Kingdom ; or 7.1.5 the Tenant or Guarantor being an individual: (i) has a bankruptcy order made against him; or --14 L

(ii) appears to be unable to pay his debts within the meaning of Section 268 of the Insolvency Act 1966; then the Landlord may re enter the Property or any part of the Property In the name of the whole and forfeit this lease and the Term created by this lease shall Immediately end, but without prejudice to the rights af either party against the other In respect of any breach of the obligations contained in this lease. Notices 7.2 All notices under or in connection with this lease shall be given in writing Any such notice shall be duly and validly served if it is served (in the case of a company) to its registered office or (in the case of an individual) to his last known address; Any such notice shall be deemed to be given when it is: 7.2.1 1.2.2 7.2.3 (i) (il) personally delivered to the locations listed in Clause 7.2.2; or sent by registered post. in which case service shall be deemed to occur on the third Working Day after posting. 7.3 No Implied Easements The grant of this lease does not confer any rights over the Building or the Adjoining Property or any other property except those mentioned in Part I of the First Schedule, and Section 62 of the Law of Property Act 1925 is excluded from this lease. Break Clause The Tenant may terminate the Contractual Term either on Break Date 1 or on Break Date 2 by giving to the Landlord not less than twelve {12) months' previous notice In writing; Any notice given by the Tenant shall operate to terminate the Contractual Term only if: 8 8.1 8.2  all rents reserved by this lease have been paid by the time of such tennination: and {if notice is given by the Tenant to terminate the Contractual Term on Break Date 1) a sum equal to three (3) months' worth of the Principal Rent for the time being payable together 8.2.1 8.2.2  II II wit h a sum equal to VAT thereon at the standard rate for the time being payabl e has been paid to the Landlord in cleared funds by the date on which the Tenant vacates the Propert y in accordance with clause 8.2.3; and the Tenant gives the Landlord full vacant possession of the Property on termination; 8.2.3 8.3 Upon termination the Contractual Term shall cease but without prejudice to any claim in respect of any prior breach of the obligations contained in this lease; Time shall be of the essence for the purposes of this Clause. Contracts (Rights of Third Parties) Act 1999 A person who is not a party to this lease has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this lease. Exclusion of Security of Tenure The Landlord and the Tenant agree that Sections 24 to 28 of the 1954 Act shall be excluded from the tenancy created by this lease and the Landlord has served on the Tenant a notice as referred to in section 38A(3)(a) of the 1954 Act and the Tenant has made a declaration pursuant to the requirements of Schedule 2 of the 2003 Order the original or a true copy of which declaration is annexed to this lease. 8.4 9 II 10 -• Executed by the parties as a Deed on the date specified in the Prescribed Clauses. •I • L_ 15

The First Schedule

Part I - Easements and Other Rights granted

There are granted to the Tenant (in common with others authorised by the Landlord)

1 The right to use the relevant Estate Common Areas and the Common Parts for access to and from the Property by both pedestrians and (where appropriate) vehicles;

2 Free and uninterrupted use of all existing and future Conduits which are in the Building and which serve the Property, subject to the Landlord's rights to re-route the same subject to there being no unreasonable interruption of services;

3 The right to enter the Building (excluding the Lettable Units) to perform Clause 4.4 [repair] on reasonable prior written notice to the Landlord, subject to causing as little inconvenience as practicable and complying with conditions reasonably imposed by the Landlord and making good all physical damage caused;

4 The right of support and protection from the remainder of the Building;

5 The right to use such areas of the Building as the Landlord from time to time designates for plant and equipment serving only the Property (subject to approval under Clause 4.11.2;

6 The right to use 48 parking spaces at the Estate in such locations as the Landlord from time to time allocates within the area edged blue on the Plan marked GS8110183/100.

Part II - Exceptions and Reservations

There are excepted and reserved to the Landlord:

1 The right to carry out any building, rebuilding, alteration or other works to the Building the Estate and the Adjoining Property (including the erection of scaffolding) notwithstanding any temporary interference with light and air enjoyed by the Property providing that as little disruption as reasonably practicable is caused to the Tenant and subject to making good all physical damage caused;

2 Free and uninterrupted use of all existing and future Conduits which are in the Property and serve the Building the Estate or the Adjoining Property;

3 Rights of entry on the Property as referred to in Clause 4.18;

4 The right to regulate and control in a reasonable manner the use of the Common Parts and Estate Common Areas;

5 The right to alter the layout of the roads forecourts footpaths pavements and car parking areas from time to time on the Estate in such manner as the Landlord may reasonably require PROVIDED THAT such alterations do not materially diminish the Tenant's rights and use and enjoyment under this lease;

6 The right of support and protection for other parts of the Building;

7 The right in the last six months of the Term to view the Property with prospective tenants upon giving reasonable written notice and the right throughout the Term to view the Property with prospective purchasers upon giving reasonable written notice.

Part III - Encumbrances

The covenants declarations and other matters affecting the Property contained or referred to in the Landlord's freehold reversionary title number ON130606 as at the date of this lease

16

The Second Schedule

Rent Review

1 In this Schedule:

1.1 **Review Date** means each of the Review Dates and **Relevant Review Date** shall be interpreted accordingly;

1.2 **Current Rent** means the Principal Rent payable under this Lease immediately before the Relevant Review Date

1.3 **Index** means the Retail Prices Index (All Items: including housing and mortgage costs) published by the Office for National Statistics or (if not available) such index of comparative prices as the Landlord shall reasonably require;

1.4 **Indexed Rent** means:

Current Rent multiplied by (A/B) per annum where:

A = The figure shown in the Index for the month immediately before the Relevant Review Date; and

B = (In the case of the first Review Date) the figure shown in the Index for September 2011 and (in the case of the subsequent Review Dates) the figure shown in the Index for the month immediately before the Preceding Review Date

1.5 **Preceding Review Date** means the Review Date next before the Relevant Review Date;

1.6 **Revised Rent** means the new Principal Rent following each Review Date pursuant to paragraph 2 of the Second Schedule.

2 The Principal shall be reviewed on each Review Date to the higher of:

2.1 the Current Rent (disregarding any suspension or abatement of the Principal Rent); and

2.2 the Indexed Rent ascertained in accordance with this Lease;

3 If a Revised Rent has not been ascertained by the Relevant Review Date:

3.1 the Current Rent shall continue to be payable until the Revised Rent is ascertained;

3.2 when the Revised Rent is ascertained:

3.2.1 the Tenant shall pay within 14 days of ascertainment of the Revised Rent:

(i) any difference between the Principal Rent payable immediately before the Relevant Review Date and the Principal Rent which would have been payable had the Revised Rent been ascertained on the Relevant Review Date (the **Balancing Payment**); and

(ii) interest on the Balancing Payment at Base Rate from the date or dates when the Balancing Payment or the relevant part or parts would have been payable had the Revised Rent been ascertained on the Relevant Review Date;

3.2.2 the Landlord and Tenant shall sign and exchange a memorandum recording the amount of the Revised Rent.

4 Time shall not be of the essence for the purposes of this Schedule.

17

J r • The Third Schedule Guarantee The Guarantor covenants with the Landlord as principal debtor: that throughout the Term or until the Tenant is released from its covenants pursuant to the 1995 Act: 1 1.1 The Tenant will pay the rents reserved by and perform its obligations contained in this lease: The Guarantor will indemnify the Landlord on demand against all Costs arising from any default of the Tenant in paying the rents and performing Its obligations under this lease: 1.1.1 1.1.2 1.2 'I • the Tenant [(here meaning the Tenant so named In the Prescribed Clauses)] will perform its obligations under any authorised guarantee agreement that it gives with respect to the performance of any of the covenants and conditions in this lease. The liability of the Guarantor shall not be affected by: 2 2.1 An y time given to the Tenant or any failure by the Landlord to enforce compliance with the Tenant's covenants and obligations; The Landlord's refusal to accept rent at a time when It would or might have been entitled to re enter the Property; Any variation of the terms of this lease: Any change in the constitution, structure or powers of the Guarantor the Tenant or the Landlord or the administration, liquidation or bankruptcy of the Tenant or Guarantor: Any act which is beyond the powers of the Tenant; The surrender of part of the Property; Where two or more persons have guaranteed obligations of the Tenant the release of one or more of them shall not release the others. The Guarantor shall not be entitled to participate In any security held by the Landlord In respect of the Tenant's obligations or stand in the Landlord's place In respect of such security. If this lease is disclaimed, and if the Landlord within 6 months of the disclaimer requires in writing the Guarantor will enter Into a new lease of the Property at the cost of the Guarantor on the terms of this lease (but as if this lease had continued and so that any outstanding matters relating to rent review or otherwise shall be determined as between the Landlord and the Guarantor) for the residue of the Contractual Term from and with effect from the date of the disclaimer. If this lease is forfeited and if the Landlord within 6 months of the forfeiture requires in writing the Guarantor will (at the option of the Landlord): enter into a new lease as in paragraph 5 above with effect from the date of the forfeiture; or pay to the Landlord on demand an amount equal to the moneys which would otherwise have been payable under this lease until the earlier of 6 months after the forfeiture and the date on which the Property is fully relet. ft ll I I Cl [ I l I 2.2 2.3 2.4 ., : :: 2.5 2.6 3 '. '· '. 4 5 · : .·. ' 6 6.1 8.2 18

The Fourth Schedule
Service Charge
Part I - Calculation and payment of the Service Charge

1 In this Schedule unless the context otherwise requires:

1.1 **Accounting Date** means 31 December in each year or such other date as the Landlord notifies in writing to the Tenant from time to time;

1.2 **Accounting Year** means the period from but excluding one Accounting Date to and including the next Accounting Date;

1.3 **Estimated Service Charge** means the Landlord's Surveyor's reasonable and proper estimate of the Service Charge for the Accounting Year notified in writing to the Tenant from time to time;

1.4 **Service Cost** means the reasonable and proper costs and expenses paid or incurred by the Landlord in relation to the provision of the Building Services and the Estate Services (including irrecoverable VAT);

1.5 **Tenant's Share** means a fair and reasonable proportion of the Service Cost.

2 The Service Charge shall be the Tenant's Share of the Service Cost in respect of each Accounting Year, and if only part of an Accounting Year falls within the Term the Service Charge shall be the Tenant's Share of the Service Cost in respect of the relevant Accounting Period divided by 365 and multiplied by the number of days of the Accounting Year within the Term.

3 The Landlord shall have the right to adjust the Tenant's Share from time to time to make reasonable and proper allowances for differences in the services provided to or enjoyable by the other occupiers of the Building or the Estate.

4 The Tenant shall pay the Estimated Service Charge for each Accounting Year to the Landlord in advance by equal instalments on the first day of each month, (the first payment for the period from and including the Service Charge Commencement Date to (but excluding) the first day of the next month after the Service Charge Commencement Date to be made on the Service Charge Commencement Date); and

4.1 If the Landlord's Surveyor does not notify in writing an estimate of the Service Charge for any Accounting Year the Estimated Service Charge for the preceding Accounting Year shall apply; and

4.2 Any adjustment to the Estimated Service Charge after the start of an Accounting Year shall adjust the payments on the first days of the following months equally.

5 As soon as practicable after the end of each Accounting Year the Landlord shall serve on the Tenant a summary of the Service Cost and a statement of the Service Charge certified by the Landlord's Surveyor which shall be conclusive (save in the case of manifest error).

6 The difference between the Service Charge and the Estimated Service Charge for any Accounting Year (or part) shall be paid by the Tenant to the Landlord within fourteen days of the date of receipt of the statement for the Accounting Year, or allowed against the next Estimated Service Charge payment, or after the expiry of the Term refunded to the Tenant as soon as reasonably practicable.

7 The Tenant shall be entitled by appointment following service of the Service Charge statement to inspect the accounts maintained by the Landlord and the Landlord's Surveyor relating to the Service Cost and supporting vouchers and receipts at such location as the Landlord reasonably directs.

19

Part II - Estate Services

In relation to the Estate the provision of the following services or the Costs incurred in relation to:

1 The Common Areas

Repairing, maintaining and (where appropriate) cleaning, lighting and (as necessary) altering renewing, rebuilding and reinstating the Estate Common Areas.

2 Conduits

The repair, maintenance and cleaning and (as necessary) replacement and renewal of all Conduits within the Estate Common Areas.

3 Plant and machinery

Hiring, operating, inspecting, servicing, overhauling, repairing, maintaining, cleaning, lighting and (as necessary) renewing or replacing any plant, machinery, apparatus and equipment from time to time within the Estate Common Areas or used for the provision of services to the Estate and the supply of all fuel and electricity for the same and any necessary maintenance contracts and insurance in respect thereof.

4 Signs

Maintaining and (where appropriate) cleaning and lighting and (as necessary) renewing and replacing the signboards, all directional signs, fire regulation notices, advertisements, bollards, roundabouts and similar apparatus or works.

5 Landscaping

Maintaining, tending and cultivating and (as necessary) re-stocking any garden or grassed areas including replacing plants, shrubs and trees as necessary.

6 Common facilities

Repairing maintaining and (as necessary) rebuilding as the case may be any party walls or fences, party structures, Conduits or other amenities and easements which may belong to or be capable of being used or enjoyed by the Estate in common with any land or buildings adjoining or neighbouring the Estate.

7 Security

Installation, operation, maintenance, repair, replacement and renewal of closed circuit television systems and other security systems.

8 Outgoings

Any existing and future rates, taxes, charges, assessments and outgoings in respect of the Estate Common Areas or any part of them except tax (other than VAT) payable in respect of any dealing with or any receipt of income in respect of the Estate Common Areas.

9 Transport

The provision of a bus service to and from Didcot or such other transport and/or location (if any) deemed necessary by the Landlord.

10 Statutory requirements

The cost of carrying out any further works (after the initial construction in accordance with statutory requirements) to the Estate Common Areas required to comply with any statute.

11 Management and Staff

11.1 The proper and reasonable fees, costs, charges, expenses and disbursements (including irrecoverable VAT) of any person properly employed or retained by the Landlord for or in connection with surveying or accounting functions or the performance of the Estate Services and any other duties in and about the Estate relating to the general management, administration, security, maintenance, protection and cleanliness of the Estate:

11.2 Management costs fees and disbursements in respect of the Estate of 10% of the Service Cost (excluding costs under this clause 11.2).

20

11.3 Providing staff in connection with the Estate Services and the general management, operation and security of the Estate and all other Incidental expenditure including but not limited to: 11.3.1 salaries, National Health Insurance, pension and other payments contributions and benefits; 11.3.2 uniforms, special clothing, tools and other materials for the proper performance of the duties of any such staff; 11.3.3 providing premises and accommodation and other facilities for staff. Enforcement of Regulations The reasonable and proper costs and expenses incurred by the Landlord in enforcing the rules and regulations from time to time made pursuant to Clause 4.24 provided that the Landlord shall use all reasonable endeavours to recover such costs and expenses from the defaulting party and provided further that there shall be credited against the Service Cost any such costs recovered. Insurances Effecting such insurances (If any) as the Landlord may properly think fit in respect of the Estate Common Areas the plant, machinery, apparatus and eQuipment used in connection with the provision of the Estate Services (including without prejudice those referred to in paragraph 3 above) and any other liability of the Landlord to any person in respect of those items or in respect of the provision of the Estate Services. Professional valuations for insurance purposes (but not more than once in any two year period); Any uninsured excesses to which the Landlord's insurance may be subject. Generally Any reasonable and proper costs (not referred to above) which the Landlord may incur in providing such other services and in carrying out such other works as the Landlord may reasonably consider to be reasonably desirable or necessary for the benefit of occupiers of the Estate. Anticipated Expenditure Establishing and maintaining reserves to meet the future costs (as from time to time estimated by the Landlord's Surveyor) of providing the Estate Services: Borrowing The costs of borrowing any sums required for the provision of the Services at normal commercial rates available in the open market or If any such sums are loaned by the Landlord or a Group Company of the Landlord interest at Base Rate. VAT Irrecoverable VAT on any of the foregoing. 12 13 13.1 13.2 13.3 14 15 16 17 •I -J•j ..J•i • '• • ! il 21

Part III - Building Services

In relation to the Building, the provision of the following services or the Costs incurred in relation to:

1 Repairs to the Building (including lifts and Conduits)

Repair, renewal, decoration, cleaning and maintenance of the foundations, roof, exterior and structure, the lifts and all lift machinery, the Conduits, plant and equipment (which are not the responsibility of any tenants of the Building).

2 Common Parts

(a) Repair, renewal, decoration, cleaning, maintenance and lighting of the Common Parts and other parts of the Building not comprised in the Lettable Units;

(b) Furnishing, carpeting and equipping the Common Parts;

(c) Cleaning the outside of all external windows;

(d) Providing and maintaining any plants, or floral displays in the Common Parts;

(e) Providing signs, nameboards and other notices within the Building including a sign giving the name of the Tenant or other permitted occupier and its location within the Building in the entrance lobby of the Building.

3 Heating etc. services

(a) Providing heating, air conditioning and ventilation other than to the Lettable Units to such standards and between such hours as the Landlord reasonably decides;

(b) Procuring water and sewerage services.

4 Fire Fighting and Security

Provision, operation, repair, renewal, cleaning and maintenance of fire alarms, sprinkler systems, fire prevention and fire fighting equipment and ancillary apparatus and security alarms, apparatus, closed circuit television and systems as the Landlord considers appropriate.

5 Insurance

5.1 Effecting such insurances (if any) as the Landlord may properly think fit in respect of the Common Parts and all Landlord's plant, machinery, apparatus and equipment and any other liability of the Landlord to any person in respect of those items or in respect of the provision of the Building Services;

5.2 Professional valuations for insurance purposes (but not more than once in any two year period);

5.3 Any uninsured excesses to which the Landlord's insurance may be subject.

6 Statutory Requirements

All existing and future rates, taxes, charges, assessments and outgoings payable to any competent authority or for utilities except in respect of the Lettable Units.

7 Management and Staff

7.1 The proper and reasonable fees, costs, charges, expenses and disbursements (including irrecoverable VAT) of any person properly employed or retained by the Landlord for or in connection with surveying or accounting functions or the performance of the Building Services and any other duties in and about the Building relating to the general management, administration, security, maintenance, protection and cleanliness of the Building:

7.2 Management fees and disbursements incurred in respect of the Building of 10% of the Service Cost (excluding costs under this Clause 7.2).

7.3 Providing staff in connection with the Building Services and the general management, operation and security of the Building and all other incidental expenditure including but not limited to:

(i) salaries, National Health Insurance, pension and other payments contributions and benefits;

22

(ii) uniforms, special clothing, tools and other materials for the proper performance of the duties of any such staff; providing premises and accommodation and other facilities for staff. (iii) 8 8.1 General Establishing and maintaining reserves to meet the future costs (as from time to time estimated by the Landlord's Surveyor) of providing the Building Services: Any reasonable and proper costs (not referred to above) which the Landlord may incur in providing such other services and in carrying out such other works as the Landlord may reasonably consider to be reasonably desirable or necessary for the benefit of occupiers of the Building. The costs of borrowing any sums required for the provision of the Services at normal commercial rates available in the open market or if any such sums are loaned by the Landlord or a Group Company of the Landlord interest at Base Rate. VAT Irrecoverable VAT on any of the foregoing. 8.2 8.3 9 23

-.....--·····-··--------------------··········-···---------------·---------------------------------------··--·-------·----------ANNEXURE (Declaration [simple or statutory] per Schedule 2 of the 2003 Order) 24

I, Colin Andrew Love (name of declarant) of 70 Milton Park, Abingdon Oxon (address) do solemnly and sincerely declare that—

1 **BIOVEX LIMITED** (Company number 03480520) whose registered office is at 70 Milton Park, Abingdon, Oxfordshire OX14 4RX (the "tenant") proposes to enter into a tenancy of premises at 69 and 70 Milton Park, Abingdon, Oxfordshire OX14 4RX for a term commencing on 16 October 2011.

2 The tenant proposes to enter into an agreement with **MEPC MILTON PARK NO. 1 LIMITED** (Company number 5491670) and **MEPC MILTON PARK NO. 2 LIMITED** (Company number 5491806) both of whose registered offices are at 4th Floor, Lloyds Chambers, 1 Portsoken Street, London, E1 8LW (the "landlord") that the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 (security of tenure) shall be excluded in relation to the tenancy.

3 The landlord has served on the tenant a notice in the form, or substantially in the form, set out in Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003. The form of notice set out in that Schedule is reproduced below.

4 The tenant has read the notice referred to in paragraph 3 above and accepts the consequences of entering into the agreement referred to in paragraph 2 above.

5 I am duly authorised by the tenant to make this declaration.

To:

Biovex Limited
70 Milton Park, Abingdon, Oxfordshire OX14 4RX

We certify this to be a true copy of the original
BSDR 08.02.2011
BROOKSTREET DES ROCHES

From:

MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited
4th Floor, Lloyds Chambers, 1 Portsoken Street, London, E1 8LW

IMPORTANT NOTICE

You are being offered a lease without security of tenure. Do not commit yourself to the lease unless you have read this message carefully and have discussed it with a professional adviser.

Business tenants normally have security of tenure – the right to stay in their business premises when the lease ends.

If you commit yourself to the lease you will be giving up these important legal rights.

—You will have no right to stay in the premises when the lease ends.

—Unless the landlord chooses to offer you another lease, you will need to leave the premises.

—You will be unable to claim compensation for the loss of your business premises, unless the lease specifically gives you this right.

—If the landlord offers you another lease, you will have no right to ask the court to fix the rent.

It is therefore important to get professional advice – from a qualified surveyor, lawyer or accountant – before agreeing to give up these rights.

If you want to ensure that you can stay in the same business premises when the lease ends, you should consult your adviser about another form of lease that does not exclude the protection of the Landlord and Tenant Act 1954.

If you receive this notice at least 14 days before committing yourself to the lease, you will need to sign a simple declaration that you have received this notice and have accepted its consequences, before signing the lease.

But if you do not receive at least 14 days notice, you will need to sign a "statutory" declaration. To do so, you will need to visit an independent solicitor (or someone else empowered to administer oaths).

Unless there is a special reason for committing yourself to the lease sooner, you may want to ask the landlord to let you have at least 14 days to consider whether yOlJwish to give up your statutory rights. If you then decide to go ahead with the agreement to exclude the protection of the Landlord and Tenant Act 1954, you would only need to make a simple declaration, and so would not need to make a separate visit to an Independent solicitor. AND I make this solemn declaration conscientiously believing the same to be true and by virtue of the Statutory Declaration Act 1835. ..'.'1.'b2·; h ·1 z ,, ·t-'))' ::*:...''. '.'' '... -J C')IO &)?.:.:: DECLARED at. . :-. ..this.... -_:\: ': ..... day of . . Before me (lll.<f ·1\...."-.J .::_) (signature of person before whom declaration is made) A commissioner for oaths or A--sotit::itor empowered to administer oaths or (as appropriate) C50\t E:Kc?c v 'vQ_ Stade Legal Solicitors l37 Broadway Oidcot Qxon OXl I BRQ

LEASE PARTICULARS

Date of Lease	:	7 February 2011
Original Landlord	:	**MEPC MILTON PARK NO. 1 LIMITED** (Company number 5491670) and **MEPC MILTON PARK NO. 2 LIMITED** (Company number 5491806)
Original Tenant	:	**BIOVEX LIMITED** (Company number 3480520)
Original Guarantor	:	None
Property	:	69 and 70 Milton Park
Floor Area		1,103.0 square metres (11,873 square feet) net internal
Contractual Term	:	12 years from and including 16 October 2011 to and including 15 October 2023
Initial Principal Rent	:	From and including 16 October 2011 to and including 15 April 2013: ONE HUNDRED AND TWENTY TWO THOUSAND FIVE HUNDRED POUNDS (£122,500) per annum; From and including 16 April 2013 to and including 15 October 2014: TWO HUNDRED AND FORTY FIVE THOUSAND POUNDS (£245,000) per annum; subject to increase in accordance with the Second Schedule
Rent Commencement Date	:	16 October 2011
Review Dates	:	16 October 2014 and 16 October 2017 and 16 October 2020
Review Type	:	RPI indexation – upwards only
Service Charge Commencement Date	:	16 October 2011
Principal Rent and Service Charge Payment Dates	:	Monthly: 1st day of month
Insurance Commencement Date	:	16 October 2011
Permitted Use: (1987 Order)	:	B1 and laboratory use
Break Dates	:	24 June 2016 and 24 June 2019
Break Type	:	Tenant - twice only (2016 and 2019)
Parking Spaces	:	48
Security of Tenure: Landlord and Tenant Act 1954	:	Excluded

25

EXECUTED AS A DEED by MEPC MILTON PARK NO. 1 LIMITED acting by a director and the company secretary or by two directors Director Director/Company Secretary }. . EXECUTED AS A DEED by MEPC MILTON PARK NO.2 LIMITED acting by a director and the company secretary or by two directors ) .· ..-) . '' Director Director/Company Secretary 26

tLJohe" 2002 Dated MEPC MILTON PARK LIMITED and BIOVEX LIMITED Counterpart DEED IN RESPECT OF ALTERATIONS to Ground Floor Unit 69, Ground Floor Unit 70 and First Floor Unit 70 The Business Development Centre Milton Park Abingdon Oxfordshire ...J

0 c c D 0 0 0 0 0 0 0 Deed in respect of Alterations OcM,c,r 3"J The Lease n j l _j -, I -.1 ..) l -! ...) ...I - 1 - Date 9 March2001 Parties MEPC MILTON PARK LIMITED (1) and BIOVEX LIMITED (2) Property First Floor Unit 69, Growtd Floor Unit 70 and First Floor Unit 70 Th Business Development Centre, Milton Park, Abingdon, Ox.fordshire Term Six (6) years from and including 9 March 2001 Dated 2002 The Landlord MEPC MILTON PARK LIMITED whose registered office is at 103 Wigmore Street London WlU 1AH (Co Regn No 1772924) The Tenant BIOVEX LIMITED whose registered office is at 70 Milton Pad Abingdon Oxford OX14 4RX (Co Regn No 03480520) '

IJ u 0 0 D 0 0 0 0 0 D 0 1 1.1 In this Deed the following expressions shall have the following meanings: the Landlord and the Tenant mean the parties to this Deed respectively above referred to by those names and shall include their respective successors in title; the Lease means the document or documents of which short particulars are set out above under the heading "The Lease" and includes all documents supplemental thereto; the Property means the property demised by the Lease; the Works means the works shortly described in the Schedule hereto and the Part I Works means those items of the Works set out in Part I of the Schedule and the Part ll Works means those items ofthe Works set out in Part II of the Schedule; the term means the term of the Lease together with any continuation thereof or of the tenancy (whether Wlder an Act of Parliament or by the Tenant holding over or for any other reason). Where the Tenant is more than one person the covenants by such persons herein contained are joint and several. The Landlord is entitled to the Property in reversion immediately expectant upon the term. The Tenant is entitled to the Property for the residue of the term. In consideration of the Tenant's covenants contained in clause 6 of this Deed the Landlord and the Tenant HEREBY AGREE that the Tenant will carry out the Part I Works in and upon the Property in accordance with the provisions of this Deed. In consideration of the Tenant's covenants contained in clause 6 of this Deed the Landlord HEREBY GRANTS CONSENT to the Tenant to carry out the Part II Works in and upon the Property in accordance with the provisions of this Deed. The Tenant HEREBY COVENANTS with the Landlord: before commencing the Works: 1.2 1.3 1.4 1.5 2 3.1 3.2 4 5 6 6.1 at the expense of the Tenant to obtain all such licences consents and permissions as may be required by law for the carrying out of the Works and in particular but without prejudice to the generality thereof to obtain all consents and permissions as tnay be required under the Town and CoWltry Planning Acts for the time being in force and all regulations and orders made thereunder; to produce to the Landlord and obtain the Landlord's written acknowledgement not to be unreasonably withheld or delayed that all such licences consents and permissions are satisfactory to the Landlord but so that the Landlord tnay refuse to express its satisfaction with any of the said licences consents or permissions on the ground (inter alia) that the period thereof or anything contained therein or omitted therefrom would in the reasonable opinion of the Landlord be or be likely to be prejudicial to the interests of the Landlord or give rise to adverse fmancial or taxation consequences upon the Landlord whether during the term or following the expiration thereof; to communicate particulars of the Works to the company or underwriters with which the insurance of the Property is maintained or to the Landlord (if so requested) and if requested to obtain the written consent of such company or underwriters to the carrying out of the Works and within seven days of obtaining the same to produce such consent to the Landlord and at all times hereafter to pay within 14 days of detnand any additional premium which may be required by the said company or underwriters in 6.1.1 l -l 6.1.2 J J J 6.1.3 j -2-

r D 0 0 D 0 0 D 0 0 D 0 l-..1 respect of the insurance of the Property and any other adjoining or neighbouring premises as a result of the Works being carried out; to give such information to the Landlord as may be reasonably required by the Landlord that the covenants on the part of the Tenant herein contained have been satisfactorily complied with; 6.1.4 6.2 that the Tenant will carry out the Works at the sole expense of the Tenant in a proper and workmanlike manner and using good quality materials of their several kinds to the satisfaction of the Landlord and in a manner which shall not constitute any nuisance to the Landlord or the tenants owners or occupiers of any adjoining or neighbouring premises and in compliance with the provisions of all relevant Acts of Parliament or European Community Law Regulation or Directive and any orders or regulations made thereunder and for the purposes of the Construction (Design and Management) Regulations 1994 ("CDM Regulations") the Tenant will assume all of the obligations of the client and will ensure that the design and execution of the Works complies with the CDM Regulations, and, in the course of carrying out those obligations, the Tenant will make a declaration to the Health and Safety Executive in accordance with paragraph 4(4) of the CDM Regulations that it is the only client in respect of the Works; that the Tenant will use reasonable endeavours to complete the Works in manner aforesaid within six months from the date hereof; to notify the Landlord as soon as reasonably practicable upon commencement and completion of the Works; to indemnify and keep the Landlord indemnified against all liability howsoever caused arising out of the execution of the Works and in the exercise or purported exercise of the rights hereby granted and to make good any damage caused to any adjoining or neighbouring premises to the satisfaction of the Landlord; to permit the Landlord (or its Surveyors) at all reasonable times on giving reasonable notice to inspect the progress of the Works and the quality of the materials and workmanship used therein; if so required by the Landlord: 6.3 6.4 6.5 6.6 6.7 by the expiration or sooner determination of the term; or if the Part II Works have not been completed in accordance with this Deed within twelve months of the date hereof; or in the event of any material breach by the Tenant of the material terms of this Deed 6.7.1 6.7.1. 6.7.3 at the cost of the Tenant as soon as possible to dismantle and remove the Part II Works and to reinstate and make good the Property in such manner as the Landlord shall reasonably direct and to the Landlord's reasonable satisfaction such reinstatement to be carried out on the same terms (mutatis mutandis) as are stipulated in this Deed with respect to the carrying out of the Works in the first place (including as to consents inspection indemnity and otherwise) and to pay the Landlord's reasonable and properly incurred legal and surveyor's fees including Value Added Tax thereon and all disbursements reasonably and properly incurred in respect of such reinstatement AND it shall be the duty of the Tenant to enquire in writing of the Landlord at least six months before the expiration of the contractual term of the Lease whether the Landlord requires reinstatement of the Part II Works pursuant to this Clause; It is HEREBY DECLARED: that this Deed is made subject to the rights ofthe owners lessees and occupiers of all adjoining and neighbouring premises; rl . i 'I ...J j J .J 7 7.1 -, I i _j -3-

I . 0 r 0 0 D 0 D D D 0 0 0 D 7.2 that at the expiration or sooner determination of the term the Tenant shall not be required to dismantle or remove the Part I Works or reinstate the Property to its condition prior to the carrying out of the Part I Works but the Tenant may remove any of those parts of the Part I Works which are specified in Part I of the Schedule and therein marked "Removable Items" subject to a duty to make good any damage thereby caused that during the execution of the Works and when the same shall have been completed all the covenants on the part of the Tenant herein contained shall be incorporated in the Lease and the terms and conditions of the Lease as varied by this Deed shall apply to the Property as altered in pursuance of this Deed and the power of re-entry contained in the Lease shall be construed and have effect accordingly; that the Landlord and its agents make no representation as to the quality adequacy or safety of the design or method of construction of the Works or the quality of the materials to be used and 7.3 7.4 the Tenan t acknowledges tha t th e Tenan t relies entirely on the skill and judgement of its own advisers and contractors; that upon any review of the rent payable under the Lease neither the existence of this Deed nor anything herein contained nor the carrying out of the Works shall cause the value of the reviewed rent to be less than that which would have been obtained if this Deed had not been made and the Works had not been carried out and for the purposes of paragraph 2.9 of the Third Schedule to the Lease the Works shall not be deemed improvements carried out pursuant to an obligation to the Landlord irrespective of the wording of clause 4 of this Deed; A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed. 7.5 7.6 In witness whereof this document has been executed as a Deed the day and year first before written. I -·I J -4-

Schedule
The Works

In this Schedule Laboratory Works Specification means the design specification prepared by IAB-LAB Limited as detailed on the drawings noted on the attached summary of design brief drawings.

Part I

The works shown coloured orange and green on the attached plans as are more particularly described in the Laboratory Works Specification including the fire alarm and security system and all main electrical supplies.

Removable Items

- All furniture and fittings shown coloured orange on the attached plans
- All free standing pieces of scientific equipment (including benches and under benches)
- Storage cabinets suspended from benches marked green on the attached plans
- The air handling unit associated with the input and extract system
- Internal and external air conditioning plant

Part II

The works (other than the Part I Works noted above) more particularly described in the Laboratory Works Specification

- 5 -

SUMMARY OF DESIGN BRIEF DRAWINGS

Date	Description	Drawing Number
29 January 2002	Bench Layout Ground Floor Unit 69	E1127-01
29 January 2002	Furniture Layout Ground Floor Unit 70	E1127-02
30 November 2000	Site Plan	E1127-04
13 September 2001	Bottle/Waste Store	E1127-11
	Bottle/Waste Store	E1127-12
17 October 2001	Ceiling and Lighting Grid Unit 69	E1127-13
17 October 2001	Ceiling Grid Unit 70	E1127-14
23 January 2002	Electrical Outlets Unit 69	E1127-26
28 January 2002	Electrical Outlets Unit 70	E1127-27
28 November 2001	Distribution Boards Unit 69	E1127-28
28 November 2001	Distribution Boards Unit 70	E1127-29
28 November 2001	Distribution Boards Unit 70	E1127-30
29 January 2002	Emergency Lights Unit 69	E1127-31
28 January 2002	Fire Sound & Lights Unit 70	E1127-32
6 December 2001	Drain Layout Unit 69	E1127-D1
7 December 2001	Drain Layout Unit 70	E1127-D2
20 December 2001	Cold Water Layout Unit 69	E1127-CW
20 December 2001	Cold Water Layout Unit 70	E1127-CW
14 December 2001	CO^2 Gases Unit 70	E1127-CO2
7 December 2001	CO^2 Gases Unit 69	E1127-CO2
17 October 2001	Fume Cupboard	E355-1
1 November 2001	Outline Arrangement	01904379-A
27 September 2001	Air Conditioning System Unit 69	C1421/1
27 September 2001	Air Conditioning System Unit 70	C1421/2
27 September 2001	Air Conditioning System First Floor Offices	C1421/3
3 January 2001	First Floor Structured Cabling	Reference Biovex 20733
17 November 2000	Furniture Layout Unit 69	E1127-01
17 November 2000	Furniture Layout Unit 70	E1127-02

- 6 -

Room H
24
Room G & F
12
Room J
12
IM1
6
9
4
VP
FE

GROUND FLOOR PLAN

- < Fire Sounders
- Fire Alarm Break Glass Point
- () Smoke Heat Detectors
- 3 Hour Non Maintained Emergency Lights
- 3 Hour Maintained Emergency Lights
- Light Switches
- (10) No. Of 600x600 Lights/Room
- VP Vision Panel
- FE — Fire Exit Sign and Arrow Direction



NOTES

Lintels to be 150 x 150 Reinforced Concrete with minimum 150 seatings to both sides.

Fire Damping to Plant Room walls, between buildings and to central corridor walls

New Partitions.

Full height partitions floor to structural slab.
1/2hour fire rated partitions and doors throughout.
1/2hour fire rated glazing will be 6mm thick clear Georgian wired glass.
Portitions single skin plasterboard with Rockwool infill and skimmed plaster finish.
Doors solid core ash veneered. Each door will have a glazed vision panel, overhead door closers, lever sets, cold smoke seal and intumescent seal to three sides of the frame.
Double/leaf and half doors will have smoke seal and intumescent seal to the leading edge of door blade.
Existing doors to store rooms to have smoke seals fitted.

E1127–Legal Drawing	
PROJ. E1127	REV.
SCALE 1:50	
PROJECT	
SKI VEX LTD WALTON BUSINESS PARK OXFORD	
DWG TITLE	
PROPOSED LABORATORY FURNITURE LAYOUT GROUND FLOOR 70	
BY	DATE 17.08.02
REVISIONS	

iab
LABORATORY SPECIALISTS

Room B
Room A
IM2
IM GENERAL
Room L
Room M
Room N
FE
Existing Door

GROUND FLOOR PLAN

<	Fire Sounders
⊙	Fire Alarm Break Glass Point
( )	Smoke Heat Detectors
⊠	3 Hour Non Maintained Emergency Lights
▭	3 Hour Maintained Emergency Lights
✓	Light Switches
(10)	No. Of 600x600 Lights/Room
VP	Vision Panel
FE ⟶	Fire Exit Sign and Arrow Direction



NOTES

Lintels to be 150 x 150 Reinforced Concrete with minimum 150 seatings to both sides.

Fire Damping to Plant Room walls, between buildings and to central corridor walls

Construction Drawing
Approved by Dr Colin Love
by email 25th October 2001.

New Partitions.
Full height partitions floor to structural slab.
1/2hour fire rated partitions and doors throughout.
1/2hour fire rated glazing will be 6mm thick clear Georgian wired glass.
Partitions single skin plasterboard with Rockwool infill and skimmed plaster finish.
Doors solid core ash veneered. Each door will have a glazed vision panel, overhead door closers, lever sets, cold smoke seal and intumescent seal to three sides of the frame.
Double/leaf and half doors will have smoke seal and intumescent seal to the leading edge of door blade.
Existing doors to store rooms to have smoke seals fitted.

E1127-Legal Drawing

PROJECT
BIO VEX LTD
MILTON BUSINESS PARK
OXFORD

PROPOSED LABORATORY
FURNITURE LAYOUT
GROUND FLOOR

REVISIONS

iab
LABORATORY SPECIALISTS

I ; u c 0 0 0 0 0 0 0 0 0 J r ) EXECUTED AS A DEED BY BIOVEX LIMITED acting by two directors or by one director and its company secretary } Director Director/Secretary ! .....'. l _) ., I ..J J 1 l .J -7-

LEASE PARTICULARS

Date of Lease	:	4 April 2016
Original Landlord	:	**MEPC MILTON PARK NO. 1 LIMITED** (Company number 5491670) and **MEPC MILTON PARK NO. 2 LIMITED** (Company number 5491806)
Original Tenant	:	**REPLIMUNE LIMITED** (Company number 09496393)
Original Guarantor	:	None
Property	:	69 and 70 Innovation Drive, Milton Park
Floor Area		1,103.0 square metres (11,873 square feet) net internal
Contractual Term	:	Ten (10) years from and including 4 April 2016 to and including 3 April 2026
Initial Principal Rent	:	From and including the Rent Commencement Date to and including 3 December 2016: ONE HUNDRED AND THIRTY NINE THOUSAND FIVE HUNDRED AND SEVEN POUNDS AND SEVENTY FIVE PENCE (£139,507.75) per annum; From and including 4 December 2016 to and including the day before the Review Date: TWO HUNDRED AND SEVENTY NINE THOUSAND AND FIFTEEN POUNDS AND FIFTY PENCE (£279,015.50) per annum; subject to increase in accordance with the Second Schedule
Rent Commencement Date	:	4 April 2016
Review Date	:	4 April 2021
Review Type	:	RPI indexation – upwards only
Service Charge Commencement Date	:	4 April 2016
Principal Rent and Service Charge Payment Dates	:	Quarterly: 25 March, 24 June, 29 September and 25 December
Insurance Commencement Date	:	4 April 2016
Permitted Use: (1987 Order)	:	B1
Break Date	:	4 April 2021
Break Type	:	Tenant - Once only
Parking Spaces	:	48
Security of Tenure: Landlord and Tenant Act 1954	:	Excluded

28

EXECUTED AS A DEED by **MEPC MILTON PARK NO. 1 LIMITED** acting by a director and the company secretary or by two directors }

Director

Director/Company Secretary

EXECUTED AS A DEED by **MEPC MILTON PARK NO. 2 LIMITED** acting by a director and the company secretary or by two directors }

Director

Director/Company Secretary

29